STOCK PURCHASE AGREEMENT

BETWEEN

BRIDGE CAPITAL HOLDINGS

AND

CARPENTER FUND MANAGER GP, LLC

AS GENERAL PARTNER

OF

EACH OF THE FOLLOWING INVESTMENT-RELATED LIMITED PARTNERSHIPS:

CARPENTER COMMUNITY BANCFUND, L.P.
CARPENTER COMMUNITY BANCFUND-A, L.P.
AND
CARPENTER COMMUNITY BANCFUND-CA, L.P.

DATED AS OF DECEMBER 4, 2008

Article I	DEFINITIONS AND CONSTRUCTION	1
1.1	Definitions	1
1.2	Construction	7
Article II	PURCHASE AND SALE	7
2.1	Purchase and Sale of Shares	7
2.2	Time and Place of Closing	7
2.3	Closing Events	8
Article III	CLOSING CONDITIONS	8
3.1	Conditions to Manager’s Obligations	8
3.2	Conditions to Company’s Obligations	10
Article IV	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	10
4.1	Organization of the Company	11
4.2	Subsidiaries	12
4.3	Corporate Power; Due Authorization	12
4.4	Capitalization	13
4.5	Organization of the Bank	13
4.6	Subsidiaries of the Bank	13
4.7	Capitalization of the Bank	14
4.8	Agreement Not in Contravention; Consents.	14
4.9	Valid Issuance of Stock	15
4.10	Offering	15
4.11	Absence of Material Changes	16
4.12	Financial Statements	17
4.13	Undisclosed Liabilities	17
4.14	Litigation; Governmental Proceedings; Absence of Basis for Adverse Action	17
4.15	Compliance with Applicable Laws; Operating Authorities	18
4.16	No Employment Controversies	19
4.17	Tax Matters.	19
4.18	Transactions with Affiliates	21
4.19	Loans	22
4.20	Other Activities of the Company and the Bank	23
4.21	Material Agreements; No Defaults	23

(continued)

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(continued)

-iii-

(continued)

-iv-

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of December 4, 2008 between BRIDGE CAPITAL HOLDINGS, a California corporation (the “Company”), and Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of and as General Partner of each of the following investment-related limited partnerships: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”), regarding the purchase by the Investors of the Securities (as defined below). The Manager and the Company are collectively referred to herein as the “Parties” and individually referred to herein as a “Party.” Unless otherwise defined herein, capitalized terms used herein are defined in Article I hereof.

A. The Company is the record and beneficial owner of 100 percent of the issued and outstanding capital stock of Bridge Bank, N.A., a national banking association (the “Bank”).

B. The Company desires to sell 300,000 shares (the “Shares”) at a price of $100.00 per share (the “Purchase Price”), of Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock of the Company, having the terms set forth on Exhibit C (the “Series B Preferred Stock”). The Series B Preferred Stock is convertible into shares of Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock (the “Series B-1 Preferred Stock”) (and together with the Series B Preferred Stock and the Series B-1 Preferred Stock are referred to as the “Preferred Stock”). The Preferred Stock is convertible into common stock of the Company (the “Common Stock”). The term “Securities” refers collectively to (1) the shares of Series B Preferred Stock purchased under this Agreement (2) the shares of Series B-1 Preferred Stock into which the Series B Preferred Stock is convertible and (3) the shares of Common Stock into which the Preferred Stock is convertible.

C. The Investors desire to purchase the Shares and thereby indirectly invest in the Bank, on the terms and subject to the conditions set forth in this Agreement. When purchased, the Series B Preferred Stock will be evidenced by share certificates incorporating the terms set forth in the certificate of determination for the Preferred Stock in the form attached as Exhibit C (the “Preferred Stock Certificate of Determination”) made a part of the Company’s Articles of Incorporation, by filing of the Preferred Stock Certificate of Determination with the Secretary of State of the State of California (the “California Secretary”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and other agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS AND CONSTRUCTION

1.1 Definitions. When used in this Agreement, each of the following terms shall have the following meaning unless the context otherwise requires:

“Acquisition” shall mean the purchase of the Securities by the Investors pursuant to the terms and conditions of this Agreement.

“Affiliate” means an “affiliate” or “associate”, as defined under Rule 405 of the Securities Act.

“Affiliated Group” shall have the meaning ascribed to such term in Section 4.17(a)(i) hereof.

“Agreement” means this Stock Purchase Agreement, including all Exhibits and Schedules hereto, as the same may be hereafter amended.

“Applicable Law” shall mean any domestic or foreign, federal, state or local, statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable, in the case of the Company, to the Company or its properties, assets, officers, directors, employees or agents (in connection with such officers’, directors’, employees’ or agents’ activities on behalf of it); in the case of the Bank, to the Bank or its properties, assets, officers, directors, employees or agents (in connection with such officers’, directors’, employees’ or agents’ activities on behalf of it) and, in the case of the Manager or Investors, to the Manager or Investors or their respective properties, assets, employees or agents (in connection with such employees’ or agents’ activities on behalf of it).

“Bank” shall have the meaning ascribed to such term in Recital A hereof.

“Bank Stock” shall have the meaning ascribed to such term in Section 4.7(a) hereof.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“Board Recommendation” has the meaning set forth in Section 6.1 (b).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in California are authorized or required by law to close.

“Business Plan” shall have the meaning ascribed to such term in Section 4.1 hereof.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended or recodified.

“California Secretary” shall have the meaning ascribed to such term in Recital B hereto.

“Closing” shall have the meaning ascribed to such term in Section 2.2.

“Closing Date” shall have the meaning ascribed to such term in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended or recodified.

“Common Stock” shall have the meaning ascribed to such term in Recital B hereof.

“Common Stock Derivatives” shall have the meaning ascribed to such term in Section 6.8(a) hereof.

“Company” shall have the meaning ascribed to such term in the Preamble hereof.

“Company Financial Statements” shall have the meaning ascribed to such term in Section 4.12(a).

“Company Reports” shall have the meaning ascribed to such term in Section 4.38(a)

“Company Shareholders Meeting” has the meaning set forth in Section 6.1(b).

“Company Significant Agreement” means any contract or agreement that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement entered into by the Company or the Bank.

“Company Stock” means the issued and outstanding capital stock of the Company.

“Company Subsidiary” has the meaning set forth in Section 4.2.

“Comptroller” means United States Comptroller of the Currency.

“Corporations Code” means the California Corporations Code, as amended to date.

“Damages” shall have the meaning ascribed to such term in Section 8.1 hereof.

“Definitive Proxy Statement” has the meaning set forth in Section 6.1(b).

“Environmental Laws” shall have the meaning ascribed to such term in Section 4.32(d) hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Value” means the cash price that might reasonably be anticipated in a current sale under all conditions requisite to a fair sale. A fair sale means that buyer and seller are each acting prudently, knowledgeably, and under no necessity to buy or sell — i.e., other than in a forced or liquidation sale.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or the applicable Federal Reserve Bank acting under delegated authority.

“Financial Code” means the California Financial Code, as amended.

“Financial Statements” means, collectively, the Company Prior Period Financial Statements, the Company Current Financial Statements, the Bank Prior Period Financial Statements and the Bank Current Financial Statements.

“GAAP” means generally accepted accounting principles, applied on a consistent basis.

“GLB Act” means the Gramm-Leach-Bliley Act of 1999, as amended from time to time.

“Governmental Authority” shall mean any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Group” shall have the meaning ascribed to such term in Section 4.17(a)(i) hereof.

“Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material,” “hazardous substance,” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article IX hereof or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (x) defined as a “hazardous substance” pursuant to Section 101 of CERCLA.

“Indemnified Party” shall have the meaning ascribed to such term in Section 8.3 hereof.

“Indemnifying Party” shall have the meaning ascribed to such term in Section 8.3 hereof.

“Indemnified Persons” shall have the meaning ascribed to such term in Section 8.3 hereof.

“Intellectual Property” means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations and applications to register the foregoing; inventions, discoveries and ideas; patents and applications for patents; nonpublic information, trade secrets and confidential information and rights to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not; and registrations or applications for registration of copyrights; and any similar intellectual property or proprietary rights.

“Investors” shall have the meaning ascribed to such term in the Preamble hereof.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Company” shall mean the actual knowledge of the President, Chief Financial Officer and Chief Operating Officer, Business Development Officer and Chief Information Officer after reasonable investigation.

“Liability” means and includes for any Person all items of indebtedness (including, without limitation, capitalized lease obligations), whether direct, indirect or contingent, which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is to be determined, and also includes all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise, and any guarantee of any such item of indebtedness or any other obligation or any assurance with respect to the financial condition of any other Person, including without limitation any purchase or repurchase agreement or keep-well, take-or-pay or other arrangement of whatever nature having the effect of assuring or holding harmless any Person against loss with respect to any obligation of such other Person (but not including endorsements of instruments for deposit or collection in the ordinary course of business).

“Lien” means any mortgage, hypothecation, pledge, security interest, agreement or arrangement, encumbrance, community property interest, equitable interest, claim, Tax, lien or charge, restriction or limitation of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership), any sale of receivables with recourse or any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute, or any agreement to grant, create, effect, enter into or file any of the foregoing.

“Management Rights Letter” shall mean that certain agreement, the form of which is attached hereto as Exhibit D.

“Manager” shall have the meaning ascribed to such term in the Preamble hereof.

“Manager Nominee” shall have the meaning ascribed to such term in Section 6.2(a) hereof.

“Material Adverse Effect” shall mean, with respect to a Party or an Investor, any circumstance, event, change, development or effect that, individually or in the aggregate, (i) is material and adverse to the consolidated financial position, results of operations, business operations, condition (financial or otherwise) or prospects of that entity and its subsidiaries, or (ii) the ability of the entity to perform its obligations under this Agreement or the Other Transaction Documents or to obtain any government approvals required hereunder or to consummate the Closing provided, however , that in determining whether a Material Adverse Effect has occurred, there will be excluded any effect to the extent resulting from the following: (a)  actions or omissions of the Company expressly required by the terms of this Agreement or any capital transaction disclosed before the date of this Agreement or taken with the prior written consent of the Manager, (b) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to ”earnings drivers”) for any period ending on or after December 31, 2007 (but not the underlying causes of such failure), (c) the designation, sale and/or issuance of any TARP Preferred Stock or (d) the public disclosure of this Agreement.

“Other Transaction Documents” shall mean the Registration Rights Agreement, the Voting Agreements with Company directors and various executive officers, the Management Rights Letter and any other agreement, certificate, consent, document, instrument or waiver to be executed and/or delivered by or on behalf of a Person in connection with this Agreement.

“Party” shall have the meaning ascribed to such term in the Preamble hereof.

“Permitted Equity Rights” has the meaning set for in Section 4.4(b).

“Permitted Liens” shall mean (i) mechanics’, carriers’, workers’ or repairmen’s Liens arising in the ordinary course of business and securing payments or obligations that are not due and payable, (ii) Liens for Taxes, assessments and other similar governmental charges arising in the ordinary course of business that are not due and payable, and (iii) Liens that arise under zoning, land use and other similar laws and other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially affect the value of the property subject thereto and do not, individually or in the aggregate, materially impair the use of the property subject thereto as presently used.

“Person” means any natural person, corporation, firm, partnership, association, government, governmental agency or any other entity.

“Plan” shall have the meaning ascribed to such term in Section 4.28 hereof.

“Preferred Stock” shall have the meaning ascribed to such term in Recital B hereto.

“Preferred Stock Certificate of Determination” shall have the meaning ascribed to such term in Recital C hereto.

“Preliminary Proxy Statement” has the meaning set forth in Section 6.1(b).

“Previously Disclosed” shall mean disclosed or made available in writing in connection with the transactions contemplated by this Agreement and dated not earlier than August 31, 2008 from the Party making such disclosure and delivered to the other Party.

“Property” shall have the meaning ascribed to such term in Section 4.32(a) hereof.

“Proxy Statement” has the meaning set forth in Section 6.1(b).

“Purchase Price” shall have the meaning ascribed to such term in Recital B hereof.

“Qualifying Ownership Interest” shall have the meaning ascribed to such term in Section 6.5 hereof.

“Real Estate Owned” shall mean all real estate or loans secured by real estate that are classified or would be classified as: “loans to facilitate;” “real estate owned;” “in-substance foreclosure;” “in-substance repossession;” foreclosed real estate; real estate held for investment; real estate acquisition, or construction arrangements that are accounted for as investments in real estate; real estate that is held for sale (or that is intended to be sold within two years); property formerly but no longer used for the operations of the Bank; property originally acquired for future expansion but that is no longer intended to be used for that purpose; real estate acquired in any manner for debts previously contracted (even if the Bank has not yet received title to the property); real estate sold when (i) less than ten percent of the total sales price is in cash, (ii) there is financing by the Bank of all or a portion of the sales price on terms more favorable than those customarily required by the Bank when it is involved only as a lender, or (iii) the transaction does not transfer from the Bank to the purchaser the usual risks and all or most of the rewards of ownership; receivables resulting from sales of other real estate owned accounted for under the installment, cost recovery, reduced profit, or percentage-of-completion method of accounting in accordance with FASB Statement No. 66, “Accounting for Sales of Real Estate,” when the Investor’s initial investment is less than ten percent of the sales value of the real estate sold; other real estate owned sold under contract and accounted for under the deposit method of accounting in accordance with FASB Statement No. 66; and any other similar category of loan or real estate.

“Registration Rights Agreement” means that certain agreement the form of which is attached hereto as Exhibit E.

“Regulatory Agreement” means a cease-and-desist or other similar order, capital directive or enforcement action issued by, or written agreement, consent agreement or memorandum of understanding, capital directive, commitment letter or similar undertaking entered into with, a Governmental Authority that relates to the capital adequacy, liquidity and funding policies and practices, ability to pay dividends, credit, risk management or compliance policies, internal controls, management or operations or business, including compliance with applicable bank secrecy, anti-money laundering and consumer protection laws, regulations and interpretations of any Governmental Entity, of the Company or the Bank.

“Requisite Shareholder Approval” has the meaning set forth in Section 6.1(b).

“Restricted Securities” shall have the meaning ascribed to such term in Section 9.3 hereof.

“Returns” shall have the meaning ascribed to such term in Section 4.17(a)(iii) hereof.

“Rights Agreement” means that certain Rights Agreement dated as of August 21, 2008 between the Company and American Stock Transfer & Trust Company, LLC.

“Schedules” shall mean the disclosure schedules described in Article IV of the Agreement which have been separately delivered by the Company to the Manager prior to execution of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities” shall have the meaning ascribed to such term in Recital B hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Preferred Stock” shall have the meaning ascribed to such term in Recital B hereof.

“Series B-1 Preferred Stock” shall have the meaning ascribed to such term in Recital B hereof.

“Shares” shall have the meaning ascribed to such term in Recital B hereof.

“Shareholder Proposals” shall have the meaning ascribed to such term in Section 6.1(b).

“Taxes” shall have the meaning ascribed to such term in Section 4.17(a)(ii) hereof.

“TARP Securities” means shares of preferred stock ,related warrants to purchase common stock and shares of common stock issued upon exercise of such warrants issued by the Company which are purchased by the U.S. Treasury or its designee(s) pursuant to the Emergency Economic Stabilization Act or the regulation or polices of the U.S. Treasury thereunder.

“Trading Affiliates” shall have the meaning ascribed to such term in Section 5.10.

“Voting Agreement” means that form of voting agreement attached hereto as Exhibit F.

1.2 Construction. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used. Unless otherwise specifically provided herein, accounting terms shall be given and assigned their usual meaning and effect as defined or used in GAAP.

ARTICLE II
PURCHASE AND SALE

2.1 Purchase and Sale of Shares. Company agrees to sell to each Investor, and the Manager agrees to cause each Investor, severally and not jointly, to purchase from the Company, the number of Shares set forth beside such Investor’s name on Exhibit A hereto, at the Purchase Price. The Manager intends to cause the Investors to purchase the Shares through a private placement.

2.2 Time and Place of Closing. Subject to the terms and conditions hereof, the closing of the purchase of the Securities referred to in Recital B by Investors pursuant hereto (the “Closing”) will take place at the offices of the Manager not later than the tenth (10th) business day (the “Closing Date”) after the day on which all the conditions in Article III have been satisfied or waived and in accord with the terms and conditions of this Agreement.

2.3 Closing Events. At the Closing, the Company shall issue and deliver to each Investor a certificate in definitive form, registered in the name of such Investor, representing the number of the Shares to be purchased at such Closing by such Investor against the delivery to the Company by such Investor of the full Purchase Price of the Shares, paid by wire transfer of funds to the Company.

ARTICLE III
CLOSING CONDITIONS

3.1 Conditions to Manager’s Obligations. The obligations of the Manager (and each Investor) at the Closing are subject to satisfaction of each of following conditions precedent (any or all of which may be waived by each of the Investors):

(a) Representations and Warranties. The representations and warranties contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects (except that representations and warranties that are qualified as to materiality or as to absence of Material Adverse Effect will be true and correct in all respects), at the Closing Date with the same effect as though they were made on that date (except that representations and warranties that relate expressly to specified dates or periods need only to have been true and correct with regard to the specified dates or periods) and the Company will have delivered to the Manager (on behalf of each Investor) a certificate dated as of the Closing Date and signed by the President, Chief Financial Officer or Executive Vice President of the Company to that effect.

(b) Performance. The Company will have performed and fulfilled in all material respects all its obligations and covenants under this Agreement required to have been fulfilled prior to or at such Closing.

(c) No Action. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit the consummation of the transactions contemplated by this Agreement or the Other Transaction Documents. Further, no action, suit or proceeding shall be pending or, to the Company’s knowledge, threatened before any Governmental Authority or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prohibit the performance of this Agreement or the Other Transaction Documents or the consummation of any of the transactions contemplated by this Agreement or by the Other Transaction Documents, would declare unlawful the transactions contemplated by this Agreement or the Other Transaction Documents, or would cause such transactions to be rescinded or materially and adversely affect the right of an Investor to own the Shares and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects.

(d) Consents. All consents, approvals and waivers by third parties or any party that are required (i) for the consummation of the transactions contemplated by this Agreement or by the Other Transaction Documents, or (ii) in order to prevent or cure a breach or violation of, or a default under, or a termination or modification of, or any right of acceleration of any Liability under, any Company Significant Agreement and so that each such agreement remains in full force and effect following the Closing, shall have been duly obtained, without the imposition of any condition that has or could reasonably be expected to have a Material Adverse Effect on the Company, the Investors or the Manager as determined in good faith by the Manager.

(e) Government Approvals. All material governmental and regulatory notices, filings, applications, authorizations, certifications and approvals, and other Licenses that are required for (i) the sale and issuance of the Shares to the Investors, and (ii) the consummation of the other transactions contemplated by this Agreement and the Other Transaction Documents, shall have been duly made and obtained without the imposition of any condition that, as determined in good faith by the Manager, has or could reasonably be expected to have a Material Adverse Effect on the Company, the Investors or the Manager.

(f) Board Position. The Company shall deliver to the Manager a copy of resolutions duly adopted by the Company’s Board of Directors and certified by the Company Secretary stating that, effective immediately upon the Closing, the Company Board of Directors and the Bank Board of Directors will be reconstituted so one person designated by the Manager and reasonably acceptable to the Board of Directors and its Governance and Nominating Committee will be appointed to serve on (i) the Company’s Board of Directors and (ii) the Bank’s Board of Directors until the next annual meeting of shareholders.

(g) Material Adverse Effect on Company. Subsequent to the date of this Agreement, there shall have been no event, transaction, condition or change that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(h) Material Adverse Effect on Bank. Except as allowed by Schedule 3.1(h), subsequent to the date of this Agreement, there shall have been no event, transaction, condition or change that has had or would reasonably be expected to have a Material Adverse Effect on the Bank.

(i) Securities Exemption. The offer and sale of the Securities to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualification requirements of the California Corporate Securities Law of 1968, and the registration and/or qualification requirements of all other state securities laws applicable to the Investors.

(j) Preferred Stock Certificate of Determination. A Preferred Stock Certificate of Determination shall have been duly filed with the California Secretary and such certificate of determination shall continue to be in full force and effect as of the Closing.

(k) Change in Control Provisions. The (i) Company Board of Directors shall have adopted resolutions excluding the transactions contemplated by this Agreement from the definition of a “change in control” for any applicable Company Significant Agreement including any employment agreement filed with the SEC pursuant to Item 601 of Regulation S-K, and (ii) each participant of that certain Supplemental Executive Retirement Plan of Bridge Bank, N.A. shall have agreed to adopt a revised SERP agreement, reasonably acceptable to the Manager, which will clarify that the transactions contemplated by this Agreement will not trigger any “change in control” vesting provisions and that such revised SERP agreement will supersede and replace the original agreement.

(l) Other Transaction Documents. The Other Transaction Documents, duly executed by the parties thereto (other than such Investor but including the other Investors) shall have been delivered to the Investors.

(m) Payments of Fees and Expenses. The Company shall have paid to the Manager the fees and expenses as described in Section 10.9.

(n) TARP Application. (i) The Company and/or the Bank shall have submitted an application to receive TARP capital at the maximum amount contemplated by the TARP program, and (ii) such application shall have been approved by December 10, 2008, and (iii) the Company and the Bank shall have satisfied all corporate, regulatory and legal requirements necessary to consummate the issuance of equity under the TARP program.

3.2 Conditions to Company’s Obligations. The obligations of the Company at the Closing are subject to the following conditions (any or all of which may be waived by the Company):

(a) Representations and Warranties. The representations and warranties of the Manager contained in this Agreement as supplemented by the Schedules (and, if the Closing occurs, as amended by the Company Updates) will, except as contemplated by this Agreement, be true and correct in all material respects (except that representations and warranties that are qualified as to materiality or as to absence of Material Adverse Effect will be true and correct in all respects) at the Closing Date with the same effect as though made on that date (except that representations and warranties that relate expressly to specified dates or periods need only to have been true and correct with regard to the specified dates or periods), and the Manager will have delivered to the Company a certificate dated as of the Closing Date and signed by a duly authorized person to that effect.

(b) Payment of Purchase Price. The Manager shall cause each Investor to have delivered to the Company the Purchase Price specified for such Investor on Exhibit A hereto in accordance with the provisions of Article II hereof.

(c) Performance. The Manager and Investors shall have performed or fulfilled all agreements, obligations and conditions contained herein and required to be performed or fulfilled by them as of the Closing.

(d) Government Approvals. All governmental and regulatory notices, filings, applications, authorizations, certifications and approvals shall have been duly made and obtained without imposition of a condition that has or could reasonably be expected to have a Material Adverse Effect on the Company as determined in good faith by the Company.

(e) No Actions. No order will have been entered by any court, by any bank regulatory authority or by any other governmental authority and be in force that invalidates this Agreement or the Other Transaction Documents or restrains the Parties or the Investors from completing the transactions that are the subject of this Agreement and the Other Transaction Documents and no action will be pending or threatened against the Company relating to the transactions that are the subject of this Agreement that presents a reasonable likelihood of resulting in an award of damages against the Company or any subsidiary that would be material to the Company and its subsidiaries taken as a whole.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Manager and the Investors that as of the date of this Agreement, and as of the date of the Closing, the statements contained in this Article IV are true and correct, except as set forth in the Schedules or as otherwise Previously Disclosed by the Company to the Manager. Whether or not specifically required by the specific terms of this Article IV or otherwise, the Company may modify the representations and warranties contained in this Agreement by disclosing relevant facts in the Schedules; provided, however, that for any such disclosure to be effective, it must indicate the specific section of this Agreement to which it relates (provided that any information set forth in any one Schedule shall be deemed to apply to each other applicable section thereof if its relevance to the information called for in such section is reasonably apparent). The disclosure of any information in the Schedules shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

No later than three (3) Business Days prior to the Closing Date, the Company shall supplement or amend the Schedules identified in this Article IV in writing with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules or in the representations and warranties of the Company herein which have been rendered inaccurate by such matter (the “Company Update(s)”); provided, however, that with respect to any matters that constitute a Material Adverse Effect, the required Company Update shall be given promptly after the Company has Knowledge of the matter rather than three (3) Business Days prior to the Closing. In any event, if any Company Update is made and discloses matters that constitute a Material Adverse Effect that was not Previously Disclosed and the Manager has not, in its reasonable discretion, had an adequate opportunity to review and investigate the matter disclosed as of the scheduled Closing Date, or the Parties have not come to a resolution with respect thereto, notwithstanding any other provision of this Agreement to the contrary, the Manager may postpone the Closing for up to ten (10) Business Days. In the event the Closing occurs, the relevant representations and warranties of the Company to which the Company Updates relate shall be amended to the extent set forth in the Company Updates. In the event that an individual Company Update or more than one Company Update in the aggregate constitute(s) a Material Adverse Effect, the Manager may, at its sole election, notify the Company in writing that it is terminating the Agreement under Section 7.1(d) provided that the Manager delivers such notice not later than ten (10) Business Days after receipt of the last of the applicable Company Update(s). Upon timely delivery of the Manager’s proper notice of its election to terminate the Agreement to the Company pursuant to the immediately preceding sentence, all duties and obligations of the Company, Manager or Investors under this Agreement shall terminate and be null and void ab initio.

Subject to the preceding two paragraphs, as of the date of this Agreement and the Closing (except to the extent any of the following representations and warranties expressly relates to a specific date and/or time, in which case the representation and warranty shall relate only to that specific date and/or time), the Company represents and warrants to Manager and the Investors as follows:

4.1 Organization of the Company. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of California, and is in good standing under such laws. The Bank is a corporation duly organized, validly existing under, and by virtue of, the laws of the United States of America. Each of the Company and the Bank has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted in their business plans (the “Business Plans”). Each of the Company and the Bank is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect. True, correct and complete copies of the articles of incorporation and bylaws (or equivalent organizational documents), the minute books containing the records of meetings of the shareholders and board of directors since January 2008, and the stock certificate records of the Company and the Bank since September 11, 2008 have been furnished or made available to the Manager. Neither the Company nor the Bank is in default under or in violation of any provision of its articles of incorporation or bylaws or the general corporate law of the jurisdiction of its incorporation.

4.2 Subsidiaries. Schedule 4.2 sets forth a complete and correct list of all of Company’s subsidiaries as of the date hereof (individually a “Company Subsidiary” and collectively the “Company Subsidiaries”), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 4.2, are owned directly or indirectly by Company. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock. All of such shares so owned by Company are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Except for the Bank (which is described in Section 4.5), each Company Subsidiary is a corporation duly incorporated, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted except where the failure to be so qualified would not have a Material Adverse Effect. The Company is not a participant in any joint venture, partnership or similar arrangement. As used herein, the term “subsidiary” shall mean any corporation or other entity more than 50 percent of the stock or other ownership interest of which (measured by virtue of voting rights) in the aggregate is now or hereafter owned by the Company. The Company’s direct or indirect ownership of any such shares or interests is not in violation of any prohibitions on ownership under any Applicable Law.

4.3 Corporate Power; Due Authorization. Subject to the receipt of any required governmental approvals and the filing of the Preferred Stock Certificate of Determination with the California Secretary, the Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Other Transaction Documents to which it is a party, to sell and issue the Shares hereunder, and to carry out and thereby perform its obligations under the terms of this Agreement, the Other Transaction Documents and the transactions contemplated hereby and thereby. The board of directors of the Company has duly approved this Agreement and all Other Transaction Documents to which the Company is a party, and has duly authorized the execution and delivery of this Agreement and all Other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby in accordance with their terms. No other corporate proceedings on the part of the Company necessary to approve and authorize the execution and delivery of this Agreement and the Other Transaction Documents or the consummation of the transactions contemplated hereby and thereby in accordance with their terms, subject, in the case of the authorization and issuance of the shares of Series B-1 Preferred Stock and Common Stock to be issued on conversion of the Preferred Stock to be purchased or acquired under this Agreement, the receipt of the approval by the Company’s shareholders of the Shareholder Proposals. The only vote of the shareholders of the Company required to approve the conversion of the Preferred Stock into either Series B-1 Preferred Stock or Common Stock for purposes of Rule 4350 of the Nasdaq Marketplace Rules, is a majority of votes cast on such proposal, provided that the total vote cast on the proposal represents 50% in interest of all securities entitled to vote on the proposal. To the Company’s Knowledge, all shares of Common Stock outstanding on the record date for a meeting at which a vote is taken with respect to the Shareholder Proposals shall be eligible to vote on such proposals. This Agreement, along with the Other Transaction Documents, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.4 Capitalization. The capitalization of the Company consists of the following:

(a) Common Stock. A total of (i) 30,000,000 authorized shares of Common Stock, no par value, of which 6,598,289 shares are issued and outstanding, plus any shares issued to the Investors or pursuant to Permitted Equity Rights subsequent to the date hereof and prior to any Closing, and (ii) 10,000,000 authorized shares of Preferred Stock, no par value, of which no shares are issued and outstanding. All such issued and outstanding shares have been or will be duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with the registration and qualification requirements of federal and state securities law or applicable exemptions therefrom, and are not subject to, nor were they issued in violation of, any preemptive rights or any rights of first refusal or similar rights. The Company has reserved 1,784,264 shares of Common Stock for issuance to employees pursuant to the Amended and Restated 2001 Stock Option Plan and the 2006 Equity Incentive Plan which are the only stock option, stock purchase or similar incentive or benefit plan currently in effect with respect to the Company.

(b) Options, Warrants, Reserved Shares. Except for the 1,784,264 shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2001 Stock Option Plan and the 2006 Equity Incentive Plan under which 1,357,280 options have been issued as of the date hereof, (“Permitted Equity Rights”), there are no outstanding options, warrants, rights (including conversion or preemptive rights and other than rights issues under the Rights Agreement) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock. No shares of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor or the Company or any other person), pursuant to any agreement or commitment of the Company. The Company is not a party or otherwise subject to any agreement or understanding, and there is no agreement or understanding between any persons or entities, which affects or relates to the voting or giving of written consents either by a director of the Company or with respect to acquisition, disposition, or voting of any capital stock of the Company.

(c) Fully-Diluted Capitalization. Immediately after the Closing, the fully-diluted capitalization of the Company will be as set forth in Exhibit B hereto.

4.5 Organization of the Bank. The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has full power and all licenses, franchises, permits and other authorizations necessary to own or lease all of its properties and assets and to carry on its business as now conducted. The deposit accounts of the Bank are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted under Applicable Law. Neither the scope of the Bank’s business nor the location of its properties requires that the Bank be licensed or qualified in any jurisdiction other than the State of California. Complete, current and correct copies of the articles of association and bylaws of the Bank have been delivered or made available to the Manager and no changes therein have been made since the date of delivery thereof.

4.6 Subsidiaries of the Bank. The Bank does not directly or indirectly own shares of any corporation or any interest in any entity, except for shares acquired in the regular course of securing or collecting a debt previously contracted in good faith in the ordinary course of conducting a commercial banking business. The Bank’s direct or indirect ownership of any such shares or interests is not in violation of any prohibitions on ownership under any Applicable Law.

4.7 Capitalization of the Bank.

(a) The authorized capital stock of the Bank consists of 10,000,000 shares of common stock, no par value (“Bank Stock”), 1,000 shares of which are issued, outstanding and held of record and beneficially owned by the Company and 10,000,000 authorized shares of preferred stock, no par value, of which no shares are outstanding. All of the issued and outstanding shares of the capital stock of the Bank are duly and validly issued and outstanding, are fully paid and non-assessable and are owned of record and beneficially by the Company, free and clear of all Liens, pledges, encumbrances or charges of any kind or nature.

(b) There are no outstanding or authorized (nor will there be at the Closing Dates): (i) shares of capital stock or equity securities of the Bank, except as described in subsection (a) above; (ii) subscriptions, options, warrants, convertible securities, calls, rights, commitments or any other agreements of any character relating to the issued or unissued capital stock or other securities of the Bank obligating the Bank to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Bank or obligating the Bank to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment; (iii) contractual obligations of the Bank to repurchase, redeem or otherwise acquire any outstanding shares of the Bank Stock; (iv) voting trusts or other agreements with respect to the voting of the Bank Stock to which the Bank is a party or, to the Company’s knowledge, to which any other Person is a party; or (v) bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which the Bank’s shareholders may vote. All outstanding shares of the Bank’s capital stock were issued in compliance with Applicable Law.

4.8 Agreement Not in Contravention; Consents.

(a) Except as set forth in Schedule 4.8, the execution, delivery and performance of this Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Company do not and shall not (A) (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate, or cause the modification, termination or acceleration of, any right, benefit or Liability under, (v) result in the creation of any Lien upon the Stock, or the properties or assets of the Company or the Bank under, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Governmental Authority or any other Person, under the provisions of (B), (i) subject in the case of the authorization of the issuance of the shares of Common Stock to be issued on conversion of the Series B Convertible Preferred Stock to be purchased under this Agreement, to the receipt of the approval of the Company’s shareholders of the Shareholder Proposals, any provision of the Company articles of incorporation or bylaws or the Bank articles of association or bylaws, (ii) any Company Significant Agreement, each of which has been filed as an exhibit to the Company’s SEC filings pursuant to Item 601 of Regulation S-K, or (iii) any material License or (iv) Applicable Law, or any judgment, order or decree or other restriction of any Governmental Authority by which the Company or the Bank is bound or subject or by which any of the properties or assets of the Company or the Bank are bound or subject, in each case (except subsection (B)(i) above) where such conflict, breach, default, violation, modification, termination, or acceleration, or failure to obtain any authority, consent, approval, exemption or other action or to give any notice or make any policy would have a Material Adverse Effect on the Company and/or the Bank.

(b) Except as set forth in Schedule 4.8, no approval, consent or other action by, notice to, or registration or filing with, any Person is necessary for the Company to enter into this Agreement or for the Company to perform its obligations hereunder, subject, in each case where the failure to obtain or complete any such approval, consent or other action would have a Material Adverse Effect on the Company and/or the Bank.

4.9 Valid Issuance of Stock. The shares of Series B Preferred Stock and Series B-1 Preferred Stock (upon filing of the related Preferred Stock Certificate of Determination with the California Secretary) have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefore as provided in this Agreement and issued in accordance with the Preferred Stock Certificate of Determination, such shares of Series B Preferred Stock will be duly authorized and validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability, and, subject to accuracy of the Manager’s representations and warranties under Article V, will be issued in compliance with applicable federal and state securities laws. The shares of Series B-1 Preferred Stock issuable upon conversion of the Series B Preferred Stock, upon filing of the related Preferred Stock Certificate of Determination with the California Secretary and receipt of approval or disapproval by the Company’s shareholders of the Shareholder Proposals, have been duly authorized by all necessary corporate action and when so issued will be validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability, and, subject to accuracy of the Manager’s representations and warranties under Article V, will be issued in compliance with applicable federal and state securities laws when issued in accordance with the Preferred Stock Certificate of Determination. The shares of Common Stock issuable upon conversion of the Preferred Stock, including any shares of Common Stock payable as dividends accrued on the Preferred Stock, will, upon receipt of approval or disapproval by the Company’s shareholders of the Shareholder Proposals and filing of the related Preferred Stock Certificate of Determination with the California Secretary, have been duly authorized by all necessary corporate action and when so issued upon such conversion will be validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability, and, subject to accuracy of the Manager’s representations and warranties under Article V, will be issued in compliance with applicable federal and state securities laws when issued in accordance with the Preferred Stock Certificate of Determination. The Preferred Stock and the Series B-1 Preferred Stock and Common Stock issuable upon conversion of the Preferred Stock including any Common Stock dividends will be free and clear of any Liens or encumbrances, other than any Liens or encumbrances created by or imposed upon the holders through no action of the Company; provided that the Preferred Stock and the shares of Series B-1 Preferred Stock and Common Stock issuable upon conversion of the Preferred Stock including any Common Stock dividends may be subject to restrictions on transfer under state and/or federal securities laws or the Other Transaction Documents. Except as set forth in this Agreement, the Other Transaction Documents or arising under the Rights Agreement, the Securities are not subject to any preemptive rights, rights of first refusal or restrictions on transfer.

4.10 Offering.

(a) Subject in part to, and assuming the accuracy of, the representations made by the Manager in Article V hereof, the offer and sale of the Shares to the Investors in accordance with this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act, and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the States in which the Investors are resident based upon their addresses set forth on the Schedule of Investors attached hereto as Exhibit A.

(b) The outstanding shares of the capital stock of the Company and all outstanding options, warrants, convertible notes and other securities of the Company, if any, have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act, or in compliance with applicable exemptions therefrom, and with the registration and qualification requirements of all applicable securities laws of states of the United States, except where any such failure would not have a Material Adverse Effect on the Company.

4.11 Absence of Material Changes. Since December 31, 2007, and except as disclosed in subsequent Company Report filed with the SEC prior to the date of this Agreement if there has not been:

(a) any occurrence, development or event of any nature that has had or may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or the Bank;

(b) any change in the accounting principles or practices of the Company or the Bank, other than such changes as required by GAAP or applicable regulatory requirements;

(c) any material change in the credit policies or procedures of the Bank;

(d) any material damage, destruction or loss, whether or not covered by insurance, affecting the business, properties, prospects, or financial condition of the Company or the Bank;

(e) any waiver or compromise by the Company or the Bank of a valuable right or of a debt owed to it other than in the ordinary course of business ;

(f) any satisfaction or discharge of any Lien, claim, or encumbrance or payment of any obligation by the Company or the Bank affecting the business, properties, prospects, or financial condition of the Company or the Bank, other than in the ordinary course of business;

(g) any entering into or change in the terms of any Company Significant Agreement by which the Company or the Bank or any of their assets or properties is bound or to which the Company or any of such assets or properties is subject other than in the ordinary course of business;

(h) any change in any compensation arrangement or agreement with any employee, officer, director, consultant, agent or shareholder of the Company or the Bank other than customary salary increase for staff not exceeding 10% of base compensation;

(i) any sale, assignment, license or transfer of any material Intellectual Property Rights of the Company or the Bank;

(j) any sale made or mortgage, pledge, transfer of a security interest in, or Lien created by the Company or the Bank with respect to any of its material properties or assets, except for Permitted Liens or in connection with Federal Home Loan Bank borrowings or in the ordinary course of business;

(k) any loans or guarantees made by the Company or the Subsidiaries to or for the benefit of its employees, consultants, agents, shareholders, officers, or directors, or any members of their immediate families, other than customary travel advances and other advances made in the ordinary course of their business;

(l) any declaration, setting aside, or payment of any dividend or other distribution of the Company’s or the Bank’s assets in respect of any of the Company’s or the Bank’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company or the Bank other than in connection with the Company’s equity incentive or stock bonus plans; and

(m) any agreement or commitment by the Company or the Subsidiaries to do any of the things described in this Section 4.11.

4.12 Financial Statements.

(a) Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”), included in any Company Report filed with the SEC and as amended prior to the date of this Agreement, (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes and schedules thereto) and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries on the date and for the periods stated therein, subject, in the case of any unaudited financial statements, to normal audit adjustments and the provisions of Regulation S-X.

(b) The Company has delivered, or caused to be delivered, to the Manager true, correct and complete copies of all management or other letters delivered to the Company or the Bank by its independent auditing firm relating to the results of operations, financial statements or the internal controls of the Company or the Bank during any period from and after December 31, 2006.

(c) There has been no disagreement between the Company and its independent auditing firm(s) since December 31, 2006 concerning any aspect of the manner in which the Company or the Bank maintains its books and records or the manner in which it has reported upon its financial condition and results of operations at any time during such period.

4.13 Undisclosed Liabilities. Neither the Company nor the Bank has any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) were incurred in the ordinary course of business or (ii) properly reflected or reserved against in the Company’s financial statements to the extent required to be so reflected or reserved against in accordance with GAAP or set forth in Schedule 4.13 hereto.

4.14 Litigation; Governmental Proceedings; Absence of Basis for Adverse Action.

(a) Other than regular periodic examination by the Federal Reserve Board, FDIC and the Comptroller, there is not now, nor since December 31, 2007 has there been, any action, suit, claim, arbitration or administrative or other proceeding or, to the Knowledge of the Company, investigation by any Person, including without limitation any Governmental Authority, pending or, to the knowledge of the Company, threatened against, or directly and adversely affecting, (i) the Company or the Bank, or any of their respective properties or business or (ii) any current or former officer, director, employee or agent of the Company or the Bank (in connection with such officer’s, director’s, employee’s or agent’s activities on behalf of the Company or the Bank or that otherwise relate, directly or indirectly, to the Company or the Bank or any of their respective properties, securities or activities), nor, to the Knowledge of the Company, is there any basis for any of the foregoing.

(b) There is not now, nor during the last three years has there been, any action, suit, claim, arbitration or administrative or other proceeding or investigation by or on behalf of the Company or the Bank or any current or former officer, director, employee or agent of the Company or the Bank that relates, directly or indirectly, to the Company or the Bank or any of their respective properties or business, including the types of actions listed in Section 4.14(a) hereof, nor is there any basis for any of the foregoing.

(c) There is not now, nor during the last three years has there been, any outstanding judgment, order, award, writ, injunction, decree, rule or regulation of any Governmental Authority applicable to the Company or the Bank or any of their respective properties or business.

4.15 Compliance with Applicable Laws; Operating Authorities.

(a) Neither the Company nor the Bank is in violation of, and has not violated or been charged with a violation of, any Applicable Law which would have a Material Adverse Effect on the Company and/or the Bank. Neither the Company’s nor the Bank’s business is being conducted in conflict with or in violation of, and has not been conducted in conflict with or in violation of, any Applicable Law which would have a Material Adverse Effect on the Company and/or the Bank. Except where the failure to do so would have a Material Adverse Effect on the Company and/or the Bank, the business of the Bank has been and is now being conducted in compliance with all Applicable Laws relating to banks, the business of banking or the insurance of bank deposits (including, without limitation, the Bank Secrecy Act of 1970, as amended, and regulations thereunder, federal and state currency transaction reporting requirements, truth in lending and all other applicable disclosure requirements for consumer loans, fair credit reporting, usury, equal credit opportunity, Community Reinvestment Act and other rules and regulations applicable to loans and lending practices).

(b) To the Knowledge of the Company, neither the Bank nor any of its directors, officers, employees or agents, is subject to any civil or criminal liability for, or under investigation with respect to, violations of any Applicable Laws, including, without limitation, laws regulating extensions of credit or deposit practices, breach of fiduciary duty, misappropriation of funds or any other matter.

(c) The Company and the Bank each has filed all documents and reports required to be filed by either of them with the FDIC, the Comptroller, the Federal Reserve Board, the Securities Exchange Commission or any other Governmental Authority having jurisdiction over material elements of their respective businesses, assets or properties and all such reports conform in all material respects with the requirements promulgated by such Governmental Authorities. As of their respective dates, all such filings were in compliance with the requirements of their respective forms and were true and complete in all material respects and did not contain any materially untrue statement of a fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, all compliance or corrective action relating to the Company and the Bank required by Governmental Authorities having jurisdiction over the Company or the Bank has been taken. Except as set forth on Schedule 4.15(c), neither the Company nor the Bank has received any notification, formally or informally, from any Governmental Authority (i) asserting that either of the Company or the Bank is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization of the Company or the Bank.

(d) Except as set forth on Schedule 4.15(d), neither the Company nor the Bank is a party to, nor is the Company or the Bank, or any of their respective assets or businesses subject to or the subject of, any written agreement, stipulation, conditional approval, memorandum of understanding, notice of determination, judgment, supervisory agreement, order, written directive, consent decree or other agreement with any Governmental Authority.

(e) The Company and the Bank each hold all material registrations, licenses, permits and franchises as are required to conduct their respective businesses as now conducted (including, without limitation, any insurance or securities activities), and all such licenses, permits and franchises are valid and in full force and effect. No suspension of any of the foregoing operating rights or cancellation thereof has been initiated or threatened, and all filings, applications and registrations with respect thereto are current.

4.16 No Employment Controversies. Except as set forth in Schedule 4.16, (a) there are no controversies or legal or administrative proceedings pending, threatened or, to the Knowledge of the Company, imminent against the Bank with respect to any current or former employees; (b) to the Knowledge of the Company, there are no efforts presently being made by any labor union seeking to organize any of the Bank’s employees; (c) the Bank has complied with all Applicable Laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, terms and conditions of employment, collective bargaining and the payment of social security and similar taxes and any laws respecting employment discrimination, disability discrimination, relating to leaves of absence, and occupational safety and health requirements; (d) the Bank is not liable for any arrears in the payment of wages, taxes, or penalties for failure to comply with any of the foregoing; (e) the Bank has not been engaged in any unfair labor practice, and there is no complaint for unfair labor practice against the Bank pending or threatened before the National Labor Relations Board or any comparable state, local or foreign agency; (f) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or directly affecting the Bank; (g) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist; (h) the Bank has not experienced any work stoppage or other labor difficulty; (i) there has been no demand, made or threatened, for recognition by any labor union and there has been no petition filed or threatened to be filed for an election respecting such recognition of a labor union; (j) the Bank is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees that would be expected to have a Material Adverse Effect on the Bank or the Company; (k) the Bank is not delinquent in payment of any amounts required to be reimbursed to any of its employees that would be expected to have a Material Adverse Effect on the Bank or the Company; (l)  upon termination of the employment of any executive officer, neither the Company nor the Bank will by reason of anything done prior to the Closing be liable to any of said employees for so-called “severance pay” or any other payments except as set forth in the Company Significant Agreements; and (l) there are no administrative proceedings relating to discrimination (including, without limitation, sex, age, race, national origin, religion, or handicap, disability, or veteran status) pending or threatened before any governmental or regulatory agency or authority).

4.17 Tax Matters.

(a) Definitions. For purposes of this Agreement, the following definitions shall apply:

(i) The term “Group” shall mean, individually and collectively, (w) the Company, (x) the Bank; (y) the affiliated group as defined in Section 1504(a) of the Code (“Affiliated Group”) of which the Bank is or has been a member at any time; and (z) any individual, trust, corporation, partnership, limited liability company or any other entity as to which the Company or the Bank is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations, including without limitation as part of a combined or unitary group.

(ii) The term “Taxes” shall mean all taxes, however denominated, including, without limitation, any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, without limitation, federal income taxes and state income taxes), alternative or add-on minimum taxes, estimated taxes, payroll and employee withholding taxes, back-up withholding and other withholding taxes, unemployment insurance, social security taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation and Pension Benefit Guaranty Corporation premiums, self dealing or prohibited transactions taxes, customs, duties, capital stock taxes, and other obligations of the same or of a similar nature to any of the foregoing, which the Group is required to pay, withhold or collect, whether disputed or not.

(iii) The term “Returns” shall mean all reports, estimates, declarations of estimated tax, claims for refund, information statements and returns required to be prepared or filed in connection with, any Taxes, employee agreement or Plan, including any schedule or attachment thereto, and including any amendment thereof.

(b) Returns Filed and Taxes Paid. All Returns required to be filed by or on behalf of any members of the Group prior to the Closing Date have been, or will be, duly filed on a timely basis, subject to any applicable extensions. Such Returns are true, correct and complete. All Taxes owed by any members of the Group (whether or not shown on any Return) have been paid in full on a timely basis, and no other Taxes are owing or payable by the Group with respect to items or periods covered by such Returns or with respect to any taxable period ending on or before the date of this representation and warranty for which a Return was due prior to such date. No claim has ever been made by any Governmental Authority for any jurisdiction in which any member of the Group does not file Returns that it is or may be subject to taxation by that jurisdiction. No security interests, Liens, encumbrances, attachments or similar interests exist on or with respect to any of the assets of the Group that arose in connection with any failure or alleged failure to pay any Taxes. Each member of the Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any and all officers, directors, employees and agents (including, without limitation, any independent contractor, foreign person or other third Person) in compliance with all tax withholding provisions of applicable federal, state, local and foreign law (including, without limitation, income, social security, employment tax withholding, and withholding under Sections 1441 through 1446 of the Code). The Bank has timely complied with all requirements under Applicable Laws relating to information, reporting and withholding and other similar matters for customer and other accounts (including back-up withholding and furnishing of Forms 1099 and all similar reports).

(c) Tax Reserves. The amount of the Group’s liability for unpaid Taxes for all periods ending on or before the last day of the month before the Closing Dates (including accruals for any exposure item) shall not, in the aggregate, exceed the amount of the liability accruals for Taxes, as such accruals are reflected on the Group’s balance sheet made available to the Manager in advance of the Closing Date. All such accruals are, or will be, recorded in accordance with GAAP.

(d) Returns Furnished. The Company has made and caused the Bank and/or any other member of the Group to make available to the Manager true, correct and complete copies of all federal and state income tax Returns for all periods that are open for federal and state tax purposes and all other Returns, including, without limitation, income tax audit reports, statements of income or gross receipts tax, franchise tax, sales tax and transfer tax, deficiencies, and closing or other agreements relating to income or gross receipts tax, franchise tax, sales tax and transfer tax received by the Group or on behalf of the Group, as well as draft Returns for the Group for all Taxes for all periods ending on or before the Closing Dates. The Company will cause the relevant member of the Group promptly to furnish to the Manager true, complete and correct copies of any other Returns filed by any member of the Group prior to the Closing Dates.

(e) Tax Deficiencies; Audits; Statutes of Limitations. (i) No deficiencies have been asserted with respect to Taxes of the Group that remain unpaid; (ii) the Group is not a party to any action or proceeding for assessment or collection of Taxes, and no such action or proceeding has been asserted or threatened against the Group or any of its assets; and (iii) no waiver or extension of any statute of limitations is in effect with respect to any Taxes or Returns of the Group. The Returns of the Group for all tax years for which the statute of limitations has not expired have never been audited by a Governmental Authority (which term includes any taxing authority), nor is any such audit in process, pending or, to the Knowledge of the Company, threatened. Neither the Company nor any director or officer (or employee responsible for Tax matters) of any other member of the Group is aware of any facts or circumstances that, if known by any Governmental Authority would be reasonably likely to cause the Governmental Authority to assess any additional Taxes for any period for which Returns have been filed.

(f) Accounting Method Changes. No member of the Group is required to include in its separate income any material adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, following the Closing, and the IRS (or any other Governmental Authority) has not proposed, and does not have under consideration, any such change in accounting method or other adjustment.

(g) No Ownership Changes. To the knowledge of the Company, there has been no ownership change as defined in Section 382 of the Code with respect to any member of the Group, and neither the issuance of Securities under this Agreement nor any contemplated sales of TARP Securities would result in such an ownership change.

4.18 Transactions with Affiliates.

Except as listed in Schedule 4.18 or as disclosed in the Company Reports, since December 31, 2007:

(a) No current officer, director or employee of the Company or the Bank, any of their respective family members, any corporation or organization (other than the Bank) of which any of the foregoing Persons is an officer, director or beneficial owner of ten percent or more of any class of its equity securities, or any trust or other estate in which any of the foregoing Persons has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity, nor any current or former Affiliate of the Company or the Bank, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Bank or in any transaction or series of similar transactions to which the Bank is a party;

(b) No such Person, if any, is indebted to the Company or the Bank, except for normal business expense advances;

(c) Neither the Company nor the Bank is indebted to any such Person except for amounts due under normal salary or reimbursement or ordinary business expenses;

(d) No such Person is a party to an Material Agreement with the Company or the Bank other than agreements related to employment or service as a director;

(e) No such Person has any other relationship or has engaged or engages in any other transaction or series of similar transactions that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC; and

(f) All of the transactions referred to in this Section 4.18 hereof are transactions entered into in the ordinary course of business on an arm’s-length business pursuant to normal business terms and conditions.

4.19 Loans.

(a) With respect to each outstanding loan, lease or other extension of credit or commitment to extend credit by the Bank and except as would not have a Material Adverse Effect: (i) each of the foregoing is a legal, valid and binding obligation, is in full force and effect and is enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief); (ii) the Bank has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; (iii) all documents and agreements necessary for the Bank to enforce such loan, lease or other extension of credit are in existence and in the Bank’s possession; (iv) no claims, counterclaims, set-off rights or other rights have been asserted against the Bank, nor, to the Knowledge of the Company, do the grounds for any such claim, counterclaim, set-off rights or other rights exist, with respect to any such loans, leases or other extensions of credit which could impair the collectability thereof; and (v) each such loan, lease and extension of credit has been, in all material respects, originated and serviced in accordance with the Bank’s then applicable underwriting guidelines, the terms of the relevant credit documents and agreements and Applicable Law.

(b) Except as listed in Schedule 4.19 (b), as of the date hereof, there are no loans, leases, other extensions of credit or commitments to extend credit of the Bank that have been or should have been classified by the Bank or its regulatory examiners, auditors or other credit examination personnel as “Watch,” “Other Assets (or Loans) Especially Mentioned,” “Substandard,” “Doubtful,” “Classified,” “Criticized,” “Loss” or any comparable classification.

(c) As of the date hereof there are no loans due to the Bank as to which any payment of principal, interest or any other amount is 90 days or more past due.

(d) The allowances for possible loan and lease losses (including, without limitation, with respect to “covered transactions” and “loans to facilitate”) shown on the Financial Statements included in any Company Report filed with the SEC, as amended, were adequate in all respects under the requirements of GAAP and applicable regulatory accounting practices, in each case consistently applied, to provide for possible loan and lease losses as of September 30, 2008 and were in accordance with the safety and soundness standards administered by, and the practices and procedures of, the Comptroller.

4.20 Other Activities of the Company and the Bank.

(a) The Company engages only in activities permissible under the BHCA and applicable Federal Reserve regulations. The Bank engages only in activities permissible under the National Bank Act and applicable Comptroller, Federal Reserve, and FDIC regulations.

(b) Neither the Company nor the Bank, nor any officer, director or employee of the Company or the Bank acting in an agency capacity on behalf of the Company or Bank, is authorized to engage in or conduct, and does not engage in or conduct, any insurance activities, whether as principal, agent, broker or otherwise.

(c) Neither the Company nor the Bank, nor any officer, director or employee of the Company or the Bank acting in an agency capacity on behalf of the Company or Bank, is authorized to engage in or conduct, and does not engage in or conduct, any securities sales, underwriting, brokerage, management or dealing activities, whether as principal or agent, either directly or under contractual or other arrangements with third parties.

(d) The Bank does not engage in any trust or custodial activities.

4.21 Material Agreements; No Defaults. Except as listed in Schedule 4.21 hereof, there are no material breaches, violations, defaults (or events that have occurred that with notice, lapse of time or the happening or occurrence of any other event would constitute a default) or allegations or assertions of any of the foregoing by the Company or the Bank, as the case may be, or, to the Knowledge of the Company or the Bank, any other party with respect to any Company Significant Agreement and each Company Significant Agreement has been filed as an exhibit to the Company’s SEC filings pursuant to Item 601 of Regulation S-K.

4.22 Real Property Owned or Leased. Schedule 4.22 hereto is a true, complete and correct list of all real property owned or leased by the Company or the Bank, other than Real Estate Owned, all buildings and other structural and material improvements located on the real property or portion thereof owned or leased (including, without limitation, for each lease a brief description of the Company’s or the Bank’s financial obligations under such lease, its expiration date and renewal terms and whether there is a requirement of consent by the lessor thereunder in connection with the Acquisition). The Company has delivered to the Manager true, correct and complete copies of all deeds and leases relating to the property referred to in this Section 4.22.

4.23 Real Estate Owned.

(a) Schedule 4.23 hereto is a true, complete and correct list of all Real Estate Owned of the Company and the Bank, stating with respect to each its type, originating unit and carrying value and listing, for each such property, all buildings and other structural and material improvements located on such property or any portion thereof. The Company has delivered to the Manager true, correct and complete copies of all deeds relating to the property referred to in this Section 4.23(a).

(b) All Real Estate Owned is booked, as of the date of this Agreement, and was booked, as of the date of foreclosure or in-substance foreclosure and in the Bank Financial Statements or the Company Financial Statements, as the case may be, at or lower than the lower of (i) net realizable value (which valuation takes into account disposition costs) and (ii) Fair Value less anticipated disposition costs.

(c) Each of the Company and the Bank has good and marketable title to, or a valid and enforceable leasehold interest in, all of their respective Real Estate Owned, and such interest is free and clear of all Liens, charges or other encumbrances, except those related to real property taxes, local improvement district assessments, easements, covenants, restrictions and other matters of record which do not individually or in the aggregate have a Material Adverse Effect on the use and enjoyment of the relevant real property.

(d) The specific valuation reserves in the Company Financial Statements or Bank Financial Statements, as the case may be, for all Real Estate Owned are adequate in relation to the assets in question in accordance with GAAP and applicable regulatory accounting principles.

4.24 Title to Property. Each of the Company and the Bank has (a) good and marketable title to, or a valid and enforceable leasehold interest in, all of the properties and assets (real, personal or mixed, tangible or intangible) reflected as owned or leased by the Company or the Bank in their respective Financial Statements and in all properties and assets purchased or leased or otherwise acquired by the Company or the Bank after December 31, 2007 (except, in any such case, properties and assets disposed of since December 31, 2007, in the ordinary course of business), and (b) none of such properties or assets is subject to any mortgage, pledge, Lien, security interest, encumbrance, restrictive covenant, restriction or charge of any kind except (i) to the extent reflected in the Company Financial Statements or the Bank Financial Statements, as the case may be, (ii) Permitted Liens, or (iii) that do not interfere with the current or anticipated use, enjoyment or transferability of, or detract from the value as reflected in the Company Financial Statements and the Bank Financial Statements of, the properties or assets that are subject thereto. Each of the Company and the Bank has title or other rights to its assets sufficient for the conduct of its business as presently conducted.

4.25 Condition, Use, and Operation of Property.

(a) The physical assets and properties owned, operated or leased by the Company and the Bank are adequately maintained and in a customary state of repair, order and operating condition and are free from defects which could have a Material Adverse Effect on their current or future use.

(b)  To the Knowledge of the Company the use and operation of such physical assets and properties is in compliance with all Applicable Laws, including, without limitation, all applicable building codes, environmental, health and safety, zoning and land use laws and other applicable local, state, and federal laws and regulations, and with all covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting such physical assets and properties except where any noncompliance would not reasonably be expected to have a Material Adverse Effect on the Bank or the Company.

4.26 Insurance Coverage. The Company and the Bank have maintained and now maintain insurance in such amounts and covering such risks as is usually carried by prudent companies engaged in similar businesses and owning similar properties in the same general area in which it operates. Schedule 4.26 hereto is a true and correct list of, all the insurance policies and bonds maintained by the Company or the Bank, all of which are in full force and effect. No insurer under any such insurance policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond effective at any time prior to the Closing or generally disclaimed liability thereunder. To the extent that any insurance policy or bond has been or will be canceled prior to the Closing Date, The Company shall, and agrees to cause the Bank to, obtain comparable insurance policies with comparable coverage prior to the Closing Dates. Neither the Company nor the Bank is in default under any such policy or bond, nor has it failed to give any notice or present any claims thereunder in a timely fashion.

4.27 Employment and Similar Agreements; Obligations Upon Change in Control. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (i) will require any payment by the Company or the Bank to, or any consent or waiver from, any officer, director, employee, contingent worker or agent of the Company or the Bank, or any other Person, (ii) will result in a change of any nature in the rights of any party under an agreement with any officer, director, employee, contingent worker or agent of the Company or the Bank, or any other Person, including, without limitation, any acceleration or change in the award, grant, vesting or determination of restricted stock, stock options, warrants, rights, bonuses, incentive compensation, deferred compensation, severance payments, or any other awards or contingent obligations of any nature whatsoever of the Company or the Bank, or (iii) will result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available. Except for Company Significant Agreements, neither the Company nor the Bank has any agreements with any employee, contingent worker or officer that are inconsistent with the status of all employees, contingent workers and officers of the Company and the Bank being “at-will” employees or workers. Each reference in this Agreement to “officer,” “director,” “employee”, “contingent worker” or “agent” of the Company or the Bank, unless otherwise specified, shall include, without limitation, both current and former officers, directors, employees, contingent workers and agents (including, without limitation, consultants), as the case may be, of the Company or the Bank.

4.28 Benefit Plans.

(a) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); the Company has not incurred and does not expect to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Code. The term “Plan” shall include (i) any “employee benefit plan” within the meaning of Section 3(1) of ERISA, whether or not subject to ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (ii) any other plan, agreement, contract, program, arrangement, or policy providing benefits to officers, directors, employees, contingent workers or agents in connection with their performance of services (including, without limitation, profit sharing, pension, deferred compensation, change-in-control, bonus, stock option, stock purchase, severance, retainer, consulting, “cafeteria” benefits under Section 125 of the Code, health, welfare or incentive plan, agreement, contract, program, arrangement, or policy whether legally binding or not (written or oral), including any post-employment benefits), and (iii) any plan, agreement, contract, program, arrangement, or policy providing for “fringe benefits” to employees, officers, directors, contingent workers or agents, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs.

(b) With respect to each Plan:

(i) it has been administered in accordance with its terms and all Applicable Laws applicable to the Plan, including, without limitation, ERISA and the Code;

(ii) no suits, actions, disputes, claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted), arbitrations, administrative or other proceedings, or investigation by any Governmental Authority are pending, threatened or, to the knowledge of the Company, imminent against or with respect to the Plan, the Company, the Bank or any employer who is participating (or who has participated) in the Plan or any fiduciary of the Plan; and

(iii) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated or retired employees or any beneficiary, including, without limitation, post employment health care or insurance benefits, may be amended or terminated by the Company or the Bank at any time without liability.

(c) With respect to each Plan that is an employee benefit plan, as defined under Section 3(3) of ERISA:

(i) no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) for which an exemption is not available and no breach of fiduciary responsibility has occurred;

(ii) all reports, forms and other documents required to be filed with any Governmental Authority or distributed to participants or beneficiaries in the Plans (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed (if applicable) and distributed (if applicable) and were accurate and complete. The Company has delivered, and has caused the Bank to deliver, to the Manager copies of all such reports, forms and documents required to have been filed or distributed for the preceding three years and any other documents relating to such Plans (including, without limitation, documents describing or establishing funding arrangements, plan documents, summary plan descriptions, agreements, employee handbooks, personnel manuals, copies of any correspondence with regulatory authorities, any attorneys’ response to an auditor’s request for information, and the most recent determination letters from the Internal Revenue Service);

(iii) no accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any Plan, whether or not waived; and

(iv) no “reportable event” (as such term is used in Section 4043 of ERISA) has occurred.

(d) Each Plan that is intended to qualify under Section 401(a) of the Code and Section 501(a) of the Code and its related trust, if any, complies in form and in operation with Section 401(a) and 501(a) of the Code and has been determined by the IRS to comply and nothing has occurred since the date of the determination letter, whether by action or by failure to act, that could cause the loss of the Plan’s (or the related trust’s) qualification.

(e) Neither the Company nor the Bank has (i) ever maintained or made any contributions to, (ii) ever been a member of a controlled group which has maintained or contributed to, or (iii) ever been under common control with an employer that maintained or contributed to, any defined benefit pension plan subject to Title IV of ERISA, including any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(f) There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements that would be Plans.

(g) All required contributions, including, but not limited to, any required insurance premiums, to each Plan for all periods ending prior to the Closing Dates have been made or will be made prior to the Closing Date by the Company or the Bank.

(h) All expenses and liabilities relating, including, but not limited to any required insurance premiums, to all of the Plans have been, and will on the Closing Date be, fully and properly accrued on the Company’s or the Bank’s, as the case may be, books and records and disclosed in the company Financial Statements and, if applicable, in Plan financial statements. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any such Plan from the level of benefits or expenses for the most recently completed fiscal year of such Plan.

(i) Except to the extent required by the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA or any similar Applicable Law, no Plan provides for any post-employment health care or insurance or any other welfare benefit to any employee, former employee or retiree of the Company or the Bank. Neither the Company nor the Bank, nor any current or former officer, director, employee or agent of the Company or the Bank, has made any promises, commitments or representations concerning post-employment health care or insurance or any other welfare benefit to any employee, former employee or retiree of the Company or the Bank.

(j) Neither the Company nor the Bank has any commitment, intention or understanding to create, modify, terminate or adopt any Plan that would result in any additional liability.

(k) Each Plan, to the extent applicable, is and has been administered in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA and the portability, nondiscrimination and confidentiality provisions of section 9801 et seq. of the Code, sections 701 et seq. of ERISA, and sections 2701 et seq. of the Public Health Service Act.

(l) Neither the Company nor the Bank has any funding obligations or liabilities for benefits or claims pursuant to any Plan, which Plan is not intended to be qualified under Section 401(a) of the Code.

(m) Any Plan may be terminated or amended without incurring any material liability other than a benefit liability accrued in accordance with the terms of such Plan immediately prior to such amendment, termination, or ceasing of contributions.

(n) No insurance policy nor any other contract or agreement affecting any Plan requires or permits a retroactive increase in premiums or payments due thereunder.

(o) Each Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) to which the Company or the Bank is a party is evidenced by a writing that complies in form and has been operated in a manner that complies with the requirements of Code Section 409A and the applicable provisions of Treasury Regulations and other IRS guidance, and no additional tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be insured by any participant in any such Plan.

4.29 Intellectual Property. The Company and the Bank own or have valid licenses to use all Intellectual Property which they consider to be material to their businesses taken as a whole, and have not received written notice of infringement or violation of any Intellectual Property which would reasonably be likely to have, individually and in the aggregate, a Material Adverse Effect with respect to the Company and the Bank.

4.30 Brokered Deposits. Except as listed in Schedule 4.30, the Bank does not have any brokered deposits, as such deposits are defined by the FDIC.

4.31 Brokers. The Company has not employed any investment banker, broker, financial advisor or finder in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the transactions contemplated hereby.

4.32 Hazardous Materials.

(a) Neither the Company, the Bank nor any other Person has engaged or is engaging in any activity that involved or involves or might reasonably be expected to have involved or involve the release, generation, use, manufacture, treatment, transportation, storage in tanks or otherwise or disposal of Hazardous Material on or from any property that the Company or the Bank now owns or leases or has previously owned or leased, or to the Knowledge of the Company in which the Company or the Bank now holds any security interest, mortgage or other Lien or interest (“Property”). To the Knowledge of the Company, no Property is in violation of any Applicable Law relating to Hazardous Materials, industrial hygiene or to the environmental conditions on, under or about such Property, including, but not limited to, soil and ground water condition.

(b) To the Knowledge of the Company, no (i) release, threatened release, discharge, spillage or migration of Hazardous Material, (ii) condition that has resulted or could result in any use, ownership or transfer restriction, or (iii) condition of actual or potential nuisance, has occurred on, onto or from any Property.

(c) To the Knowledge of the Company, no condition exists that could give rise to any suit, claim, action, proceeding or investigation by any Person or Governmental Authority against the Company, the Bank or any other Person or any Property as a result of or in connection with any of the events described above or any other violations of Applicable Laws relating to Hazardous Material, industrial hygiene or environmental matters.

(d) The Company and the Bank have obtained all approvals, authorizations, certificates, consents, licenses, orders, permits and other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Applicable Law relating to Hazardous Materials, industrial hygiene or to the environmental conditions on, under or about any Property (“Environmental Laws”). The Company and the Bank are in compliance with all terms and conditions of all permits issued under any Environmental Law and also are in compliance with all limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

(e) Neither the Company nor the Bank are required or obligated to make any capital or other expenditures in excess of $50,000 to comply with any Environmental Law nor is there any reasonable basis on which any Governmental Authority will take any action that would require any such capital or other expenditure.

(f) For purposes of this Agreement, the terms “disposal,” “release,” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended (“CERCLA”).

4.33  Compliance with Policies. The Bank has followed in all material respects its applicable internal credit, risk management, compliance and similar policies and procedures in conducting the operations which are subject to such policies.

4.34 Confidentiality. The Bank maintains adequate safeguards to protect and maintain the confidentiality of the non-public personally identifiable information of its customers and consumers in accordance with the GLB Act and other Applicable Law and has maintained the confidentiality of its customer lists, and has not granted to any third parties any rights to use such customer lists, including, without limitation, for purposes of soliciting the Bank’s customers or consumers.

4.35 Corporate Records. The minute books of the Company and the Bank accurately reflect all material actions taken to date by the shareholders, board of directors and committees of the Company and the Bank, respectively, and contain true and complete copies of the articles of incorporation, bylaws and other charter documents, and all amendments thereto, of the Company and the Bank, respectively.

4.36 NASDAQ. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasaq Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the SEC or any Governmental Authority is contemplating terminating such registration or listing.

4.37 Accuracy: Completeness of Information. The representations, warranties and other statements of the Company contained in this Agreement, Previously Disclosed or in any document, certificate or other writing provided to or to be provided to the Manager are, and all information furnished or to be furnished to the Manager by the Company pursuant to the provisions hereof or in connection with the transactions contemplated hereby is, true and correct in all material respects. The Company has not failed to state any material fact necessary to make such representations, warranties, statements and information not misleading in light of the circumstances in which they are made or furnished.

4.38 Public Reports; Sarbanes-Oxley Compliance.

(a) Since December 31, 2005, the Company and each Company Subsidiary has timely filed with the SEC and the Federal Reserve all reports required to be so filed, and the Bank has timely filed with the OCC all reports including without limitation Call Reports required to be so filed (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the SEC, Federal Reserve and OCC, as applicable. To the Knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Authority with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(b) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.38(b).  The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2005 and until the date of this Agreement, (A) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(c) The Company is in compliance in all material respects with all current listing and corporate governance requirements and is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

4.39 Bank Secrecy Act; Patriot Act. Neither the Company nor the Bank has received written notice of any regulatory concerns regarding its compliance with the Bank Secrecy Act (31 U.S.C. § 5322 et seq.) or related state or federal anti-money-laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers. The Company and the Bank have adopted such procedures and policies as are necessary or appropriate to comply with Title III of the USA Patriot Act and, to the Company’s Knowledge, is in compliance with such law in all material respects.

4.40 Risk Management Instruments. Except as listed in Schedule 4.40, neither the Company nor the Bank is a party to or has agreed to enter into any interest rate swaps, caps, floors, collars, option agreements, or any exchange traded or over-the-counter equity. Neither the Company nor the Bank owns any securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes,” or “capped floating rate mortgage derivatives,” or (ii) could have changes in value as a result of interest rate changes.

4.41 Accounting Records: Data Processing.

(a) The Company and the Bank maintain records that accurately, validly and fairly reflect its transactions and dispositions of assets and maintain a system of internal accounting controls, policies and procedures sufficient to insure that (i) such transactions are executed in accordance with its management’s general or specific authorization, (ii) such transactions are recorded in conformity with GAAP and in such a manner as to permit preparation of financial statements in accordance with GAAP and any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) records of such transactions are retained, protected and duplicated in accordance with prudent banking practices and applicable regulatory requirements.

(b)  The data processing equipment, data transmission equipment, related peripheral equipment and software used by the Company and the Bank in the operation of their respective businesses (including any disaster recovery facility) to generate and retrieve such records (whether owned or leased by the Company or the Bank, or provided under any agreement or other arrangement with a third party for data processing services) are adequate for the needs of the Company and the Bank.

4.42 S-3 Eligibility. The Company is eligible to use a registration statement on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE MANAGER

The Manager, on behalf of itself and the Investors, hereby represents and warrants to the Company, as of the date hereof, as follows:

5.1 Authorization; Corporate Power. The Manager has all requisite legal power and authority to execute and deliver this Agreement and the Transaction Documents and to carry out and perform its obligations under the terms of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents, when executed and delivered by the Manager and the Company, will constitute a valid and legally binding obligation of the Manager, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

5.2 Purchase for Own Account. The Securities to be purchased by each Investor hereunder will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Investor shall have no present intention of selling, granting, any participation in, or otherwise distributing the same.

5.3 Disclosure of Information. The Manager has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by such Investor under this Agreement. The Manager has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Manager or to which Manager had access. The Manager understands and acknowledges that any information issued by the Company, (i) was intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements, provided that the Company believes such statements were reasonable when made and made such statements in good faith. The foregoing, however, does not in any way limit or modify the representations or warranties made by the Company in Article IV hereof.

5.4 Investment Experience. Each Investor understands that the Securities have not been registered under the Securities Act or under any state securities laws. Each Investor also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Manager’s representations contained in this Agreement. Each Investor understands that the purchase of the Securities by the Investors involves substantial risk. Each Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risk of this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enable such Investor to be aware of the character, business acumen and financial circumstances of such person.

5.5 Accredited Investor Status. Each Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

5.6 Restricted Securities. Each Investor understands that the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Investor must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Except for the obligations set forth in the Registration Rights Agreement attached as Exhibit E, such Investor understands that the Company has no present intention of registering the Securities, or any shares of its Common Stock. Such Investor also understands that there is no assurance that any exemption from registration under Securities Act will be available and that, even if available, such exemption may not allow Investor to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Investor might propose. In this connection, the Manager represents that such Investor is aware of the provisions of Rule 144 of SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.7 Residence. If such Investor is a partnership, corporation, limited liability company or other entity, then such Investor resides in the office or offices of such Investor in which its investment decision was made, which is located at the address or addresses of such Investor set forth on Exhibit A hereto.

5.8 Brokers’ and Finders’ Fees. The Manager has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

5.9 Access to Information. The Manager and each Investor has had the opportunity review all information, documents and things Previously Disclosed to the Manger and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Bank and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Schedules and the Company’s representations and warranties contained in this Agreement and the Other Transaction Documents. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

5.10 Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Investor was first contacted by the Company, the Manager or any other Person regarding the transactions contemplated hereby, neither the Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Common Stock, and (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any short sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Investor and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the transactions contemplated by this Agreement. Other than to other Persons party to this Agreement and except for public disclosures required to be made pursuant to SEC rules and regulations upon execution of this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.11 No Governmental Review. Such Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.12 Regulation M. Such Investor is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares and the Common Stock and other activities with respect to the Shares and the Common Stock by the Investors.

ARTICLE VI
COVENANTS OF THE COMPANY

6.1 Filings; Other Action.

(a) Each party shall, and shall cause its Affiliates to, cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement or by the Other Transaction Documents, and to perform the covenants contemplated hereby and thereby. Each party shall execute, and cause its Affiliates to execute, as applicable, and deliver both before and after the Closing such further certificates, agreements and other documents and to take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. Each Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement and by the Other Transaction Documents. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 6.1(a). Each Investor and the Company shall promptly furnish the other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement or the Other Transaction Documents (other than any portions thereof that relate to confidential supervisory matters).

(b) Unless this Agreement has been terminated pursuant to Section 7.1, the Company shall take all action necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders Meeting”), as promptly as practicable after the SEC confirms that it has no further comments on the Company Proxy Statement to vote on proposals (collectively, the “Shareholder Proposals”) to approve the following: (A) the authorization and issuance of the shares of Common Stock or Series B-1 Preferred Stock to be issued upon conversion of the Series B Preferred Stock, and the issuance of shares of Common Stock to be issued upon conversion of the Series B-1 Preferred Stock for purposes of Rule 4350 of the Nasdaq Marketplace Rules, (B) any increase in the size of the Board of Directors as required by Section 6.2 hereof, and (C) any other proposals necessary to permit the Company to issue the Series B-1 Preferred Stock or Common Stock issuable upon conversion of the Series B Preferred Stock, and the issuance of shares of Common Stock to be issued upon conversion of the Series B-1 Preferred Stock, in accordance with the Preferred Stock Certificate of Determination. The Board of Directors shall, to the extent consistent with its fiduciary duties, unanimously recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposals (the “Board Recommendation”). In connection with the Company Shareholders Meeting, the Company shall promptly prepare (and each Investor will reasonably cooperate with the Company to prepare) and file (but in no event more than thirty business days after the date of the Closing) with the SEC a preliminary proxy statement (which shall include the Board Recommendation)(the “Preliminary Proxy Statement”), shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement (which shall include, to the extent consistent with its fiduciary duties, the Board Recommendation) (“the “Definitive Proxy Statement” and, together with the Preliminary Proxy Statement, the “Proxy Statement”) related to the Company Shareholders Meeting to be mailed to the Company’s shareholders not more than five business days after clearance thereof by the SEC, shall use its reasonable best efforts to solicit proxies for approval of the Shareholder Proposals by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote (the “Requisite Shareholder Approval”), and take all other reasonable actions necessary or advisable to secure the Requisite Shareholder Approval; provided, however, that the Company may extend the date of the Company Shareholders Meeting to the extent (x) necessary in order to obtain a quorum of its shareholders or (y) the Company reasonably determines that such delay is required by Applicable Law. The Company shall notify the Manager promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to such Proxy Statement or for additional information and will supply the Manager with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such Proxy Statement. If at any time prior to the Company Shareholders Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement, to the extent consistent with fiduciary duties of the board of directors. The Manager, each Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Investors prior to filing any Proxy Statement, or any amendment or supplement thereto, and provide each Investor with a reasonable opportunity to comment thereon. In the event that the approval of any of the Shareholder Proposals is not obtained at such meeting, the Company shall include a proposal to approve (and, to the extent consistent with its fiduciary duties, the Board of Directors shall unanimously recommend approval of) each such proposal at a meeting of its shareholders no less than once in each subsequent six month period, capped at a maximum of four additional meetings.

(c) Each Investor, on the one hand, and the Company, on the other hand, agrees, upon request, to furnish the other party with all information concerning itself, its Affiliates, directors, officers, partners and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement and any other statement, filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement and the Other Transaction Documents.

6.2 Board of Directors.

(a) Effective upon the closing, subject to satisfaction of all legal and governance requirements regarding service as a director and, if required, the reasonable approval of a board nominating committee (such approval not to be unreasonably withheld or delayed), the Company will: appoint as a director of the Company and the Bank one individual nominated by the Manager (the “Manager Nominee”), and take such actions as may be required to appoint the Manager Nominee to serve on the Board of Directors of the Company and the Bank.

(b) While the Investors own Securities representing at least ten (10) percent of the outstanding Common Stock (counting as shares owned by the Investors all shares into which shares of Series B Convertible Preferred Stock are convertible and assuming to the extent Investors shall purchase any additional shares of Common Stock, any later such additional purchases shall be deemed to be shares) of the Company, the Company will be required to (i) elect one person designated by the Manager and reasonably acceptable to the Board of Directors of the Company to the Board of Directors of the Bank and (ii) recommend to its shareholders one person designated by the Manager for election to the Board of Directors of the Company at the Company’s annual meeting, to the extent consistent with its fiduciary duties and subject to satisfaction of all legal and governance requirements regarding service as a director and, if required, the reasonable approval of a board nominating committee (such approval not to be unreasonably withheld or delayed). With respect to the Company Board of Directors, such individual designated by the Manager (including any successor nominee) duly selected in accordance with this Section 6.2(b) shall, subject to applicable law, be the Company’s and the nominating committee’s nominee to serve on the Company Board of Directors. The Company shall use its reasonable best efforts to have the person designated by the Manager elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors, to the extent consistent with the fiduciary duties of the Company’s Board of Directors.

(c) If the Investors no longer holds the minimum number of Securities specified in Section 6.2(b), the Manager will have no further rights under Section 6.2.

(d) Subject to the procedures set forth in Section 6.2(b), if such individual ceases to serve as a director of the Company and the Bank for any reason, the Company shall cause the vacancy created thereby to be filled by an individual designated by the Manager, subject to the Company’s reasonable approval of the qualifications of such designated individual. If the individual designated by the Manager and nominated by the Company is not elected to the Board of Directors of the Company and the Bank, the Company shall immediately increase the size of such Board of Directors (subject to the Section 6.2(e) hereof) and appoint such individual (such individual to be different from the individual who was not elected by the shareholders of the Company) designated by the Manager to the Board of Directors of the Company and the Bank, following the procedures set forth in Section 6.2(b).

(e) If an increase in the size of the Board of Directors is required by this Section 6.2 and a corresponding increase to maintain an odd number of directors is required, then the Company and/or the Bank shall make such corresponding increase and such additional directorship shall remain vacant until the next meeting of the shareholders. No increase in the size of the Board of Directors of the Company or of the Bank shall be required by this Section 6 if it would cause the size of the Board of Directors of the Company or of the Bank to exceed the maximum size permitted under the Articles or Company bylaws or the Bank articles of association or bylaws; provided that the Company and/or the Bank, as the case may be, shall use its respective best efforts to amend such articles of incorporation, articles of association or bylaws to increase the number of directorships necessary to appoint the Manager Nominee, including, without limitation, submitting a shareholder proposal to amend the articles of incorporation or bylaws to increase the number of seats shall be submitted to a vote of shareholders at the Company Shareholders Meeting.

6.3 Notification of Threatened Breach or Failure of Condition and Other Matters. The Company shall give notice to the Manager promptly of the occurrence of, or the impending or threatened occurrence of, any event prior to the Closing that (i) would cause or constitute a breach of any of the Company’s representations, warranties, covenants or agreements set forth in this Agreement, or would cause any such representation or warranty to be misleading, or that might result in the nonfulfillment of any condition to the consummation of the transactions contemplated by this Agreement, or (ii) result in a Material Adverse Effect on the Company or the Bank. The notice shall describe the circumstances of such event and shall describe the steps being taken to remedy the consequence thereof.

6.4 Interim Reports: Financial Statements.

(a) The Company shall have a continuing obligation from the date hereof until the Closing Date to report to the Manager in writing any material change affecting the representations and warranties or constituting a breach of any covenant set forth in this Agreement; provided that such report shall not relieve the Company of any liability for any breach of any representation, warranty, or covenant made by the Company or of any condition to the Manager’s obligation to close.

(b) The Company shall maintain, and cause the Bank to, maintain its books of account and financial records in accordance with GAAP on a basis consistently applied and in accordance with regulatory accounting practices and requirements and such books of account and financial records will be accurate in all material respects. The Company shall, and cause the Bank to, provide to the Manager as soon as practicable, from the date hereof through the Closing (i) copies of all financial statements of and other written information provided to the Board of Directors of the Company and the Bank (or any committee thereof), (ii) copies of all reports filed by the Company or the Bank with the Securities and Exchange Commission, the Federal Reserve Board, the FDIC, the Comptroller or any other Governmental Authority, and (iii) copies of such other information and reports as the Manager may reasonably request relating to the Company or the Bank.

6.5 Access to Information. From the date of this Agreement until the date when the Securities purchased pursuant to this Agreement and owned by the Investors represent less than five percent of the outstanding Common Stock (counting as shares owned by the Investors all shares of Common Stock into which shares of Preferred Stock are convertible and assuming to the extent Investors shall purchase any additional shares of Common Stock, any later such additional purchases shall be deemed to be shares) (with respect to the Investors, the “Qualifying Ownership Interest”), the Company will, and will cause each of its subsidiaries to, give the Manager and its respective representatives (including, without limitation, officers and employees of the Manager, and counsel, accountants, investment bankers, potential lenders and other professionals retained by the Manager) full access during normal business hours to all of their properties, books and records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy, but excluding those books and records that under applicable banking or other laws, or under confidentiality agreements, are required to be kept confidential) and to knowledgeable personnel of the Company and to such other information as the Manager may reasonably request. The Manager will, and will cause its representatives to, hold all information received as a result of its access to the properties, books and records of the Company or its subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to the Manager or its representatives from a third party which, insofar as the Manager is aware, is not under an obligation to the Company or to a subsidiary to keep the information confidential, (iii) was known to the Manager or its representatives before it was made available to the Manager or its representative by the Company or a subsidiary, or (iv) otherwise is independently developed by the Manager or its representatives. The Manager will, at the Company’s request made at any time after the termination of this Agreement without the Closing’s taking place, or after the Investors cease to own a Qualifying Ownership Interest, deliver to the Company all documents and other material obtained by the Investors or their respective representatives from the Company or its subsidiaries in accordance with this Section 6.5 or otherwise in connection with the transactions that are the subject of this Agreement or evidence, subject to applicable law, that that material has been destroyed by the Investors. The Investors acknowledge that they are aware of, and will comply as to the Company with, applicable restrictions on the use of material nonpublic information imposed by the U.S. federal securities laws. Any examination or investigation made by the Investors, their representatives or any other Persons as contemplated by this Section 6.5 shall not affect any of the representations and warranties hereunder. In the event, and to the extent, that, as a result of any change in applicable law or regulation or a judicial or administrative interpretation of applicable law or regulation, it is reasonably determined that the rights afforded pursuant to this Section 6.5 are not sufficient for purposes of the Department of Labor’s “plan assets” regulations, to the extent such plan assets regulation applies to the investment in the Securities, the Investors and the Company shall cooperate in good faith to agree upon mutually satisfactory management access and information rights which will satisfy such regulation.

6.6 Conduct of Business. From the date of this Agreement until the Closing, the Company shall and shall cause the Bank to:

(a) conduct its business in the ordinary course, in substantially the same manner as heretofore conducted, in accordance with Applicable Law, in such manner as to maintain the business, employees, customers and goodwill of the Bank and as is consistent with sound banking practices;

(b) maintain, renew, keep in full force and effect and preserve its corporate existence, business organization and material rights, franchises, permits, and licenses and retain its present employee force so that all the foregoing will be available to the Manager at and after the Closing Dates; and

(c) maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions; and

(d) use commercially reasonable efforts to continue its customer relationships.

6.7 Operations to Date of Closing. In furtherance, and not in limitation, of the foregoing Section 6.6 hereof, from the date of this Agreement to the Closing, except with the prior written consent of the Manager or in connection with the issuance or sale of any TARP Securities:

(a) The Company shall, and cause the Bank to, not (i) declare, pay, or make any dividend or distribution to the holders of the Company Stock or Bank Stock, except as expressly provided to the contrary in this Agreement; (ii) call, redeem, exchange for other securities, or otherwise acquire, any shares of the Company Stock or Bank Stock; (iii) sell or issue any debt or equity securities of the Company or the Bank or any rights or options to acquire or convert into such securities except for Permitted Equity Rights and shares issued upon the exercise of Permitted Equity Rights; (iv) otherwise change in any manner the issued and outstanding capital of the Company or the Bank; or (v) agree to do any of the foregoing; and if the Company takes any action that would require any antidilution adjustment to be made under the Preferred Stock Certificate of Determination on the date of this Agreement, the Company shall make appropriate adjustments such that the Investors will receive the benefit of such transaction as if the Securities to be purchased by the Purchaser at the Closing had been outstanding as of the date of such action;

(b) Except as provided by this Agreement, the Company shall not change or amend the articles of incorporation or bylaws and the Bank shall not change or amend its articles of association or bylaws in any manner that would materially adversely conflict with or affect its authority to consummate the transactions contemplated in this Agreement and the Other Transaction Documents;

(c) The Company shall, and cause the Bank to, not organize any subsidiary, acquire capital stock or other equity securities of any corporation or acquire equity ownership interest in any business, except upon foreclosure of any existing loan or any loan permitted hereunder, or enter into any transactions other than in the ordinary course of business;

(d) The Company shall, and cause the Bank to, not, except in the ordinary course of business of the Company and the Bank, (i) sell, pledge, encumber, or otherwise dispose of or transfer any loan or lease receivables; (ii) sell, lease, pledge, encumber or otherwise dispose of any fixed assets; or (iii) sell, lease, pledge, encumber or otherwise dispose of or transfer any of its other properties or assets, including without limitation any bonds or other securities;

(e) The Company shall cause the Bank to not directly or indirectly terminate or reduce or commit to terminate or reduce any Federal Reserve Bank line of credit or the availability of any funds under any other loan or financing agreement pursuant to which the Bank is a borrower;

(f) The Company shall cause the Bank to not, except in the ordinary course of business, (i) borrow or agree to borrow any money or incur any other Liabilities or guarantee the obligations of others (except pursuant to trade letters of credit, acceptance liabilities and endorsements of drafts and other commercial paper in the ordinary course of business and in accordance with prudent practice); (ii) make or purchase loans or extend credit, including in the form of lease financing arrangements, or commit to do the same; (iii) commit to purchase or sell futures or forward contracts, or make any standby contracts or other option arrangements or obligations to purchase or sell option contracts; (iv) make any commitment to purchase foreign currencies or exchange U.S. dollars; (v) issue or commit to issue commercial or standby letters of credit or purchase participations therein; (vi) purchase bankers’ acceptances; (vii) borrow or lend securities; (viii) make or incur any other commitments or Liabilities or incur significant contingencies; or (ix) indemnify or agree to indemnify others or enter into any material commitment or make any material capital expenditures or commitments.

(g) The Company shall cause the Bank to not, except upon foreclosure of an existing loan consistent with past practices, acquire or purchase any real property or interest therein (including, but limited to, any leasehold interest in any real property), other than real property or interests therein representing Liens securing loans permitted hereunder.

(h) The Company shall cause the Bank to not materially change the Bank’s policies and practices with respect to liquidity management and cash flow planning, asset and liability management, investments, conflicts of interest, internal audit policies and practices, marketing, acceptance of demand and savings and time deposit accounts and certificates, lending, budgeting, profit, and tax planning, personnel policies and practices, electronic data processing, accounting or any other aspects of the operations or business of the Bank;

(i) The Company will cause the Bank to not pay or agree to pay any increases in salary, bonuses or other compensation to any director, officer or employee of the Bank except in the ordinary course of business;

(j) The Company will cause the Bank to not pay or agree to pay any increases under any employee agreement, or amend any existing, or enter into any new, employee agreement or adopt any new Plan or arrangement of any type, or amend any Plan or arrangement except in the ordinary course of business;

(k) The Company shall, and will cause the Bank to, not violate any Applicable Law, or relinquish or terminate any rights, licenses, franchises, permits or other authorizations; and

(l) The Company shall, and will cause the Bank to, keep in full force and effect insurance for all property, real, personal and mixed, owned or leased by the Bank and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

6.8 Antidilution Protection; Right to Purchase Securities.

(a) Except as provided in Section 6.8(b) hereof, if the Company sells shares of Common Stock or options, warrants or convertible or exchangeable securities that entitle the holder to acquire Common Stock (“Common Stock Derivatives”) to any person other than the Investors or any other affiliate of the Investors, then the Company will offer to sell to the Investors provided the Securities owned by the Investors collectively represent at least ten percent of the outstanding Common Stock (counting as shares owned by the Investors all shares of Common Stock into which shares of Preferred Stock are convertible and assuming to the extent Investors shall purchase any additional shares of Common Stock, any later such additional purchases shall be deemed to be shares), for the same purchase price as that at which it sells shares of Common Stock or Common Stock Derivatives to persons other than the Investors or their affiliates (with non-cash consideration valued at its fair market value), a number of shares of Common Stock or Common Stock Derivatives that is the fraction of the total number of shares of Common Stock or Common Stock Derivatives being sold to persons other than the Investors or their affiliates of which (i) the numerator is the number of shares of Common Stock owned by the Investors and/or their affiliates and includes the shares of Common Stock into which the Preferred Stock are convertible immediately before the sale to persons other than the Investors and their affiliates, and the denominator is (ii) the total number of shares of Common Stock that are outstanding, or are issuable on exercise of unexpired options or warrants, immediately before the sale to persons other than the Investors or their affiliates; provided, however, that if any such purchase is subject to regulatory approval or prohibited pursuant to Rule 4350 of the Nasdaq Marketplace Rules, then the Investors will be offered a smaller number of shares so as to comply with such rules.

(b) Section 6.8(a) hereof will not apply to sales of any TARP Securities or Common Stock issuable thereunder or any shares of Common Stock that are issuable (i) upon exercise of options or warrants that are outstanding at the date of this Agreement, (ii) upon exercise, conversion or exchange of Common Stock Derivatives that were issued in transactions that were subject to Section 6.8(a) hereof (whether or not the Investors or their affiliates exercises the option given to them under that Section), or (iii) to employees, directors or consultants of the Company or its subsidiaries under an incentive plan or program, or as a bonus, that is or has been approved by the Company’s Board of Directors.

6.9 Certificate of Determination. In connection with the Closing, the Company shall file the Preferred Stock Certificate of Determination for the Preferred Stock in the form attached to this Agreement as Exhibit C the State of California, and such Preferred Stock Certificate of Determination shall continue to be in full force and effect as of the Closing Date.

6.10 Reservation for Issuance. The Company will reserve that number of shares of Common Stock and Series B-1 Convertible Preferred Stock reasonably anticipated to be sufficient for issuance upon conversion of the Securities owned at any time by the Investors without regard to any limitation on such conversion and that number of shares of Preferred Stock reasonably anticipated to be sufficient for the payment of Preferred Stock dividends.

6.11 Share Listing. From the date of this Agreement and until the receipt of Requisite Shareholder Approval, all outstanding Shares of Common Stock shall remain authorized for listing on Nasdaq and registered under Section 12 (g) of the 1934 Act and the maximum number of shares of Common Stock issuable upon conversion of the Preferred Stock shall have been authorized for listing on Nasdaq, subject to official notice of issuance (with the remaining shares to authorized for listing on Nasdaq (as promptly as practicable) upon receipt of the approval of the Company’s shareholders of the relevant Shareholder Proposals.

6.12 Change in Control Provisions. Prior to the Closing, (i) the Company Board of Directors shall have adopted resolutions excluding the transactions contemplated by this Agreement from the definition of a “change in control” for any employment agreement filed with the SEC pursuant to Item 601 of Regulation S-K, and (ii) each participant of that certain Supplemental Executive Retirement Plan of Bridge Bank, N.A. shall have agreed to adopt a revised SERP agreement, reasonably acceptable to the Manager which will clarify that the transactions contemplated by this Agreement will not trigger any “change in control” vesting provisions and that such revised SERP agreement will supersede and replace the original agreement.

6.13 Litigation. From the date of this Agreement and until the Closing, the Company and its subsidiaries shall promptly (and, in any event, not later than the date of release of such information to the public generally) notify the Manager of any litigation or governmental proceeding or investigation pending (or, to the Knowledge of the Company, threatened) against the Company, against any subsidiaries or against any officer, director, key employee, or principal shareholder of the Company or of any subsidiaries, that if adversely determined, could have a Material Adverse Effect on its present or proposed business, properties, assets, or condition (financial or otherwise) taken as a whole.

6.14 Further Assurances. The Company shall execute and deliver, and cause the Bank to execute and deliver, such instruments and take such other actions as the Manager may reasonably require in order to carry out the intent of this Agreement.

6.15 Representations and Warranties. Prior to the Closing, the Company will not take or omit to take, or permit the Bank to take or omit to take, any action the effect of the taking or omission of which would reasonably be expected to cause any of the representations and warranties in Article IV hereof to be inaccurate in any material respect at or at any time prior to the Closing.

6.16 Fees and Expenses. On the Closing Date, the Company shall reimburse the Investors for all reasonable fees and expenses associated with the Investment including, but not limited to reasonable attorneys fees, incurred by the Investors in connection with this Agreement and the Other Transaction Documents and the transactions contemplated hereby and thereby, travel and other out-of-pocket expenses for this Agreement and the transactions contemplated hereby.

6.17 S-3 Eligibility. Until all of the Preferred Stock or Common Stock issued upon conversion is freely tradeable, the Company shall use its reasonable best efforts to remain eligible to use a registration statement on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

ARTICLE VII
TERMINATION

7.1 Right to Terminate Prior to Closing. This Agreement may be terminated at any time prior to the Closing:

(a) By mutual consent of the Company and the Manager.

(b) By the Manager or by the Company, if, without fault of the terminating party, the Closing does not occur on or before February 15, 2009.

(c) By the Manager or the Company upon the denial of any required government approval or if any required government approval contains conditions or requirements (other than any conditions which are then standard or typical for transaction of the type contemplated by this Agreement) or any governmental corrective action is imposed on, or agreed to by, the Company or the Bank which in the reasonable opinion of the Board of Directors of the Company or of the Manager materially and adversely affects the economic and business benefits to the Company or the Investors of the transactions contemplated by this Agreement.

(d) By the Manager, if (i) the Company and/or the Bank shall not have received approval of its application to receive TARP capital at the maximum amount contemplated by the TARP program by December 10, 2008, or (ii) the Company or the Bank shall not have satisfied all corporate, regulatory and legal requirements necessary to consummate the issuance of equity under the TARP program.

(e) By the Manager, if any conditions to closing set forth in Section 3.1 have not been satisfied by February 15, 2009.

(f) By the Company, if any conditions to closing set forth in Section 3.2 have not been satisfied by February 15, 2009.

(g) By the Manager, if it is determined that any of the representations and warranties of the Company contained in this Agreement was not complete and accurate in all material respects (or that any of the representations and warranties of the Company qualified as to materiality or Material Adverse Effect was not true and correct in all respects) on the date of this Agreement (after giving effect to any Company Update(s)) or any condition in Section 3.1 required to be satisfied prior to the Closing becomes incapable of satisfaction.

(h) By the Company, with regard to the Manager, if it is determined that any of the representations and warranties of the Manager contained in this Agreement was not complete and accurate in all material respects (or that any of the representations and warranties of the Manager qualified as to materiality or Material Adverse Effect was not true and correct in all respects) on the date of this Agreement on any condition in Section 3.2 required to be satisfied prior to the Closing becomes incapable of satisfaction.

7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, after this Agreement is terminated, no party will have any further rights or obligations under this Agreement; provided, however that nothing contained in this Section will relieve any party of liability for any breach of this Agreement, or obligation pursuant to Article VII that occurs or arises from events that occurred before this Agreement is terminated.

ARTICLE VIII
INDEMNIFICATION

8.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless Manager and the Investors, their Affiliates, officers, directors, employees, partners and agents, and each Person, if any, who controls, or (other than the Bank) is under the control of, Manager or the Investors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to (i) any matter that is the subject of a representation and warranty of the Company contained in this Agreement and is not as represented and warranted, (ii) the Company’s failure to fulfill in any respect any of its obligations under this Agreement, or under any document delivered in accordance with this Agreement, or (iii) actual or threatened claims brought against the Company, the Company Subsidiaries, the Manager, the Investors or any of their respective Affiliates, officers, directors, partners, employees and agents in connection with or arising out of the entering into of this Agreement and the transactions contemplated by this Agreement, other than with regard to a failure or alleged failure of Manager, or the Investors, to fulfill its obligations under this Agreement. This indemnity shall be the sole and exclusive monetary remedy of Indemnified Persons after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. The Company shall no, in any event, be liable or otherwise responsible to any Indemnified Person for any consequential or punitive damages of any such Indemnified Person (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

8.2 Indemnification by Manager. For a period of sixty (60) days after the Closing, Manager agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, (other than Manager) who controls, or is under the control of, the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Damages caused by or relating to (i) any matter that is the subject of a representation and warranty contained herein and is not as represented and warranted of Manager, (ii) Manager’s, or the Investor’s, failure to fulfill in any respect any of its obligations under this Agreement, or under any document delivered in accordance with this Agreement, or (iii) actual or threatened claims brought against Manager and its subsidiaries or Affiliates, the Company or its Affiliates, or any of their respective officers, directors, partners, employees and agents in connection with or arising out of the entering into of this Agreement and the transactions contemplated hereby, other than with regard to a failure or alleged failure of the Company to fulfill its obligations under this Agreement.

8.3 Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8.1 or Section 8.2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

8.4 Contribution. If the indemnification provided by Sections 8.1 or 8.2 is unavailable or insufficient to hold harmless an indemnified party in respect to any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) provided by Sections 8.1 or 8.2, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable to such indemnified party as a result of such losses, claims, damages, liabilities, actions or proceedings in such proportions as appropriate to reflect the relative fault of the Company on the one hand, and Manager, on the other hand, in connection with any matter that is the subject of a representation and warranty that is not as represented and warranted or any failure to fulfill in any respect any obligations under this Agreement, or under any document delivered in accordance with this Agreement, which resulted in such losses, claims, damages, liabilities, actions or proceedings, as well as other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any breach by the Company, on the one hand, or Manager, on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and Manager agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation that did not take account of equitable considerations. Notwithstanding the provisions of this Section 8.4, the Manager shall not be required to contribute any amount exceeding the aggregate dollar amount paid by Manager for the Securities.

ARTICLE IX
RESTRICTIONS REGARDING TRANSFERS OF SHARES

9.1 Legend. Investors agree that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect (and that the Preferred Stock certificates will have additional transfer restrictions as set forth in the Preferred Stock Certificate of Determination): THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

9.2 Additional Restrictions on Transfers of Series B Preferred Stock. The shares of Series B Preferred Stock shall be transferable by the Investors or any of its Affiliates only as follows: (i) to an Affiliate of the Investor under common control with the Manager, if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company), to be bound by the terms of this Agreement, (ii) to an Affiliate of the Company, (iii) to any limited partner or shareholder of the Investors, (iv) to any limited partner or shareholder of the Investors as long as no sole limited partner or shareholder owns more than 15% of any class, (v) in a widely distributed public offering registered pursuant to the Securities Act, (vi) upon certification by the transferor in writing to the Company that the transferor believes that the transferee shall not, after giving effect to such transfer, own for purposes of the BHCA, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of the Company outstanding at such time, or (vii) to a transferee that is acquiring a majority of the Company’s outstanding “voting securities” (as defined in the BHCA and any rules or regulations promulgated thereunder)(not including any voting securities such person is acquiring from the Investors or their Affiliates).

In connection with any transfer of shares of Series B Preferred Stock described in this Section 9.2 (iv), (v), (vi) and (vii), upon the request of the transferor, the transferor shall be entitled to surrender to the Company the shares of Series B Preferred Stock to be so transferred, and, upon such surrender, the Company shall issue to the transferee, in lieu of shares of Series B Preferred Stock surrendered, an equal number of shares of Series B Preferred Stock, as the case may be, having identical terms in all respects to the shares of Series B Preferred Stock so surrendered, except that the shares of Series B Preferred Stock issued to the transferee shall not be subject to the transfer restrictions set forth in this Section 9.2.

9.3 Compliance with Securities Act. The Manager may not cause the Investors to sell or transfer any Shares other than in a transaction that is registered under the Securities Act or is exempt from the registration requirements of the Securities Act. If the Manager causes the Investors to ask the Company to register a transfer of Shares in a transaction that is not registered under the Securities Act, the Company may refuse to register such transfer until it receives evidence that is reasonably satisfactory to the Company, that the sale or transfer is exempt from the registration requirements of the Securities Act.

9.4 Removal of Legends. If any Securities that were Restricted Securities become eligible for sale pursuant to Rule 144(k) or otherwise cease to be Restricted Securities, the Company shall, upon the request of the holder of such Shares, promptly remove the legend, if any, from the certificates for such Securities. “Restricted Securities” means the Securities purchased by the Investors pursuant to this Agreement until such Securities are sold pursuant to a registration statement or until such Securities are sold or are eligible to be sold pursuant to Rule 144 or could be sold in their entirety in compliance with Rule 144 (including the volume limitations in Rule 144, unless the Securities could be sold pursuant to subsection (k) of Rule 144).

ARTICLE X
MISCELLANEOUS

10.1 Legal Action. If any party hereto shall institute any legal action to enforce this Agreement or any provision hereof, it is agreed that the prevailing party shall be entitled to collect costs and expenses of litigation, including, without limitation, reasonable attorneys’ fees.

10.2 Notices. Any notice or other communication under this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), on the business day after the day on which it is delivered to a major nationwide delivery service for overnight delivery, or on the fifth business day after the day on which it is mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

If to the Company:

Bridge Capital Holdings
55 Almaden Boulevard
San Jose, California 95113
Facsimile No.: (408) 423-8520

With a copy (which will not constitute notice) to:

Bingham McCutchen LP
Three Embarcadero Center
San Francisco, California 94111
Attention: James M. Rockett
Facsimile No.: (415) 393-2286

If to the Manager:

Carpenter Fund Manager GP, LLC
5 Park Plaza, Suite 950
Irvine, California 92614
Attn: Robert E. Sjogren, Secretary
Voice: (949) 261-8888
Facsimile No.: (949) 261-0880

With a copy to:

Mantt, Phelps & Phillips, LLP
695 Town Center Drive, 14th Floor
Costa Mesa, California 92626
Attn: Angelee J. Harris
Tel: (714) 338-2720
Facsimile No.: (714) 371-2550

10.3 Agreement. This Agreement, the Exhibits hereto, any matters Previously Disclosed and any documents executed by the Parties simultaneously herewith represent the entire understanding of the Parties with reference to the transactions set forth herein and supersede all prior understandings and agreements heretofore made by the Parties. Except as otherwise expressly provided herein, no Person other than the Parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof.

10.4 Waiver and Amendment. Except with respect to statutory requirements, any party hereto may by written instrument extend the time for the performance of any of the obligations or other acts of the other party and may waive (i) any inaccuracies of the other in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions to its obligations, contained in this Agreement or (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations set out herein. No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver by a party of a condition to its obligation to perform this Agreement and to consummate the Closing hereunder shall be without prejudice to the rights or remedies such party may have arising out of any breach of any representation, warranty, covenant or other agreement hereunder. Neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

10.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10.6 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, as to such jurisdiction, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

10.8 Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

10.9 Expenses. The Company shall reimburse the Manager for all costs and expenses incurred by the Manager with respect to the negotiation, execution and delivery of, and the performance of the transactions contemplated by, this Agreement and the Other Transaction Documents including, but not limited to legal, accounting loan review and other due diligence related expenses.

10.10 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, where applicable by their duly authorized representatives, as of the first above written.

Company:

BRIDGE CAPITAL HOLDINGS

By:
Name:
Title:

Manager:

CARPENTER FUND MANAGER GP, LLC

ON BEHALF OF, AND AS THE GENERAL PARTNER OF: CARPENTER COMMUNITY BANCFUND, L.P., CARPENTER COMMUNITY BANCFUND-A, L.P. AND CARPENTER COMMUNITY BANCFUND-CA, L.P.

By:
Name: John D. Flemming
Title: Managing Member

Exhibit A

Schedule of Investors

		No. of Shares Total
Name & Address	Aggregate Purchase Price	Series B Preferred Shares	Common Stock (if converted at a $10.00 conversion price)
Carpenter Community BancFund, LP c/o Carpenter Fund Manager GP LLC 5 Park Plaza Suite 950 Irvine, CA 92614	1,104,000.00	11,040	110,400

Carpenter Community BancFund-A, LP c/o Carpenter Fund Manager GP LLC 5 Park Plaza Suite 950 Irvine, CA 92614	27,798,000.00	277,980	2,779,800

Carpenter Community BancFund-CA, LP c/o Carpenter Fund Manager GP LLC 5 Park Plaza Suite 950 Irvine, CA 92614	1,098,000.00	10,980	109,800
TOTAL	$30,000,000.00	300,000	3,000,000

Exhibit A

Exhibit B

Fully-Diluted
Capitalization

	Outstanding Shares		Fully-Diluted, Voting
Post –Closing:	No.	%	No.		%
Common Stock
Current shareholders	6,598,289	79.9	6,598,289		58.1
Current optionees (1)	1,357,280	16.4	1,357,280		12.0
TARP Warrants	0	0	0		0
Investors	0	0	0		0
Total	7,955,569	96.4	8,354,240		73.6

Preferred Stock
TARP	0		0	(2)
Investors	300,000	3.6	3,000,000	(3)	26.4
Total	300,000	3.6	3,000,000		26.4

Aggregate
Current shareholders	6,598,289	79.9	6,598,289		58.1
Current optionees (1)	1,357,280	16.4	1,357,280		12.0
TARP Preferred Stock	0	0	0		0
TARP Warrants	0	0	398,671		3.5
Investors Preferred Stock	300,000	3.6	3,000,000	(3)	26.4
Total	8,255,569	100.0	11,354,240		100.0

(1)	Plus any options issued after the date hereof in accordance with the Agreement.
(2)	Presentation reflects lack of voting rights for TARP Preferred Stock.
(3)	Presented as if converted to voting common stock at conversion price of $10.00 per share.

Assumptions:
1.	Includes an assumed TARP funding which is not expected to occur until after funding by CCBF.

2.	The number of TARP preferred shares is unknown pending receipt of documents from Treasury. The potential voting impact is reasonably reflected in the fully-diluted column of the schedule.

3.	The number of shares reserved for TARP warrants is pending confirmation by Treasury.

Exhibit B

EXHIBIT C

FORM OF

CERTIFICATE OF DETERMINATION

OF

SERIES B PREFERRED STOCK AND SERIES B-1 PREFERRED STOCK

OF

BRIDGE CAPITAL HOLDINGS

a California corporation

Pursuant to Section 401(a) of the
California General Corporation Law

We Daniel P. Myers, President and Chief Executive Officer, and Thomas A. Sa, Executive Vice President and Chief Financial Officer, of Bridge Capital Holdings, a corporation organized and existing under the laws of California (hereinafter called the “Company”), do hereby certify as follows:

1. On ________, 2008 the Board of Directors of the Company adopted a resolution designating ______ shares of Preferred Stock as Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock and ________ shares of Preferred Stock as Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock.

2. No shares of Series B Mandatorily Convertible Perpetual Cumulative Preferred Stock and no shares of Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock have been issued.

3. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the following resolution was duly adopted by the Board of Directors on ______, 2008 creating two series of Preferred Stock, one designated as the Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock and the second designated as the Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock:

“NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby establishes two series of Preferred Stock designated as (1) the “Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock,” consisting of _______ shares and (2) the “Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock,” consisting of _______ shares, each series of which have following rights, preferences, privileges and restrictions:

SERIES B AND SERIES B-1 PREFERRED STOCK:

Section 1. Designation. There are hereby created out of the authorized and unissued shares of preferred stock of the Company two series of preferred stock, one designated as the “Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”) and the second designated as the “Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock” (the “Series B-1 Preferred Stock”) (together, the Series B Preferred Stock and the Series B-1 Preferred Stock are referred to as the “Preferred Stock”). The number of shares constituting the Series B Preferred Stock shall be [___], no par value per share. The number of shares constituting the Series B-1 Preferred Stock shall be [___], no par value per share.

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Section 2. Ranking. The Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) junior to any preferred shares issued to the U.S. Treasury or its designee pursuant to the Emergency Economic Stabilization Act (the “Senior Securities”) (ii) on a parity with each other and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (iii) senior to the Company’s common stock (the “Common Stock”), the Series A Junior Preferred Stock and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”).

The Company has the right to authorize or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders; provided however that until such time as all of the Series B Preferred Stock have been converted into shares of Common Stock, the Company shall not, without the prior written consent of the Series B Holders owning at least 50.1% of the then outstanding Series B Preferred Stock, create, authorize or designate any preferred stock of any class or series having any designations, preferences, relative, participating, optional or other rights ranking senior to or on parity with those of the Series B Preferred Stock; provided further, that, until such time as all of the Series B-1 Preferred Stock have been converted into shares of Common Stock, the Company shall not, without the prior written consent of the Series B-1 Holders owning at least 50.1% of the then outstanding Series B-1 Preferred Stock create, authorize or designate any preferred stock of any class or series having any designations, preferences, relative, participating, optional or other rights ranking senior to or on parity with those of the Series B-1 Preferred Stock.

Section 3. Definitions. The following terms shall have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Applicable Conversion Price” means the Conversion Price in effect at any given time.

“Articles of Incorporation” means the Articles of Incorporation of the Company, as amended, and as amended by this Certificate of Determination and as it may be further amended.

“Beneficially Own” and its correlatives have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

2

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in California are generally required or authorized by law to be closed.

“Certificate of Determination” means this Certificate of Determination of the Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock and the Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the Nasdaq Global Market on such date. If the Common Stock is not traded on the Nasdaq Global Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of this Certificate of Determination, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the Nasdaq Global Market shall be such closing sale price and last reported sale price as reflected on the website of the Nasdaq Global Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the Nasdaq Global Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the Nasdaq Global Market shall govern.

“Common Stock” has the meaning set forth in Section 2.

“Common Stock Equivalent” means any security that directly or indirectly is convertible into, or exercisable for, shares of Common Stock.

“Company” means Bridge Capital Holdings, a corporation organized and existing under the laws of the state of California.

“Conversion Approvals” means the collective reference to the Shareholder Approval and the Regulatory Approvals.

“Conversion Cap Condition” means that if a Shareholder Approval Date has not occurred, shares of Series B Preferred Stock may not directly or indirectly convert into shares of voting stock of the Company if such conversion would result in (a) the aggregate voting power of all outstanding voting stock issued pursuant to the direct or indirect conversion of shares of Series B Preferred Stock exceeding (b) the voting power of 19.99% of the Common Stock outstanding as of the Effective Date; provided, that for purposes of this definition, the conversion of shares of Series B-1 Preferred Stock into shares of Common Stock shall be deemed an indirect conversion of shares of Series B Preferred Stock into shares of the voting stock of the Company if such shares of Series B-1 Preferred Stock originally derive from a conversion of shares of Series B Preferred Stock.

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“Conversion Price” means for each of the Series B Preferred Stock and the Series B-1 Preferred Stock, the Stated Price Per Share, as adjusted pursuant to the terms set forth herein.

“Current Market Price Condition” means if, on any applicable date, including any conversion date of Preferred Stock into Common Stock or any Dividend Payment Date of the Preferred Stock, the Twenty Day Trailing Closing Price Per Share is such that each share of Series B and Series B-1 Preferred Stock, if converted, would convert into the number of shares of Common Stock that, in the aggregate and based on such Twenty Day Trailing Closing Price Per Share, would have a value equal to or greater than the Purchase Price Per Share.

“Dividend Payment Date” has the meaning set forth in Section 4(a).

“Dividend Period” means each period from, and including, a Dividend Payment Date (or with respect to the first Dividend Period for each respective share of Preferred Stock, the original issuance date) to, but excluding, the following Dividend Payment Date.

“Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Property” has the meaning set forth in Section 11(a).

“First Dividend Payment Date” has the meaning set forth in Section 4(a).

“First Full Mandatory Conversion Date” has the meaning set forth in Section 8(f).

“Full Mandatory Conversion Date” means, with respect to the Preferred Stock of any Holder, the date the Company and such Holder, as applicable, have received all Conversion Approvals necessary to permit such Holder to convert such shares of Preferred Stock into authorized Common Stock or, as applicable, Series B-1 Preferred Stock, without such conversion resulting in a Violation.

“Fundamental Change” means the occurrence, after the Effective Date and prior to the Mandatory Conversion Date, of the events set forth in any one of the following paragraphs:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clauses (a), (b) or (c) of paragraph (iii) below;

(ii) within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

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(iii) there is consummated a merger, consolidation of the Company, or any direct or indirect subsidiary of the Company with any other corporation or any recapitalization of the Company (for purposes of this paragraph (iii), a “Business Event”) unless, immediately following such Business Event (a) the directors of the Company immediately prior to such Business Event continue to constitute at least a majority of the Board of Directors of the Company, the surviving entity, or any parent thereof, (b) the voting securities of the Company outstanding immediately prior to such Business Event continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Business Event, and (c) in the event of a recapitalization, no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity or any parent thereof (except to the extent such ownership existed prior to the Business Event);

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company;

(v) there is consummated an agreement for the sale, disposition, or long-term lease by the Company of substantially all of the Company’s assets, other than (a) such a sale, disposition or lease to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition or

(vi) the distribution directly to the Company’s shareholders (in one distribution or a series of related distributions) of all of the stock of one or more subsidiaries of the Company that represent substantially all of the Company’s assets; or

(vii) any other event that the Board of Directors, in its sole discretion, determines to be a Fundamental Change.

Notwithstanding the foregoing, a “Fundamental Change” under clauses (i) through (v) above shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions.

“Holder” means collectively the Series B Holders and the Series B-1 Holders.

“Junior Securities” has the meaning set forth in Section 2.

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“Liquidation Preference” means, as to the Series B and Series B-1 Preferred Stock, the sum of (i) the Purchase Price Per Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization), plus (ii) the amount of all accrued but unpaid dividends thereon, whether or not declared, together with any other dividends declared but unpaid in respect of such share to the date fixed for distribution.

“Parity Securities” has the meaning set forth in Section 2.

“Per Share Price” means, with respect to any issuance of any class or series of Common Stock Equivalent, (A) the aggregate purchase price, including any exercise price (net of any brokerage, transaction, acquisition, advisory, due diligence, origination or similar fees, but excluding expense reimbursements and underwriting discounts, fees or commissions), paid or payable for such Common Stock Equivalents in such issuance, divided by (B) the number of shares of Common Stock into which all such Common Stock Equivalents would be converted if they were so converted immediately following such issuance.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Certificate” has the meaning set forth in Section 17(a).

“Preferred Stock” has the meaning set forth in Section 1.

“Purchase Price Per Share” means One Hundred Dollars ($100.00).

“Quarterly Dividends” has the meaning set forth in Section 4(a).

“Record Date” has the meaning set forth in Section 4(b).

“Regulatory Approvals” means, with respect to any Holder, the receipt of approvals and authorizations of, filings and registrations with or notifications to, each only to the extent applicable and required, permit such Holder to acquire such Holder’s shares of Preferred Stock and to convert such Holder’s shares of Preferred Stock into Common Stock or, as applicable, Series B-1 Preferred Stock and to own such Common Stock and, as applicable, Series B-1 Preferred Stock, without such Holder being in violation of applicable law, including, without limitation, certification as a bank holding company by the United States Federal Reserve System, appropriate regulatory approvals by the Office of the Comptroller of the Currency and any other appropriate regulatory approvals.

“Reorganization Event” has the meaning set forth in Section 11(a).

“Rights Agreement” means that certain Rights Agreement dated as of August 21, 2008, by and between the Company and American Stock Transfer &Trust Company, LLC.

“Senior Securities” has the meaning set forth in Section 2.

“Series A Junior Preferred Stock” means the shares of the Company’s Series A Junior Participating Preferred Stock, no par value, reserved for issuance pursuant to the Rights Agreement.

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“Series B Holder” means the record holder of shares of the Series B Preferred Stock, which record holder may be treated by the Company as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Series B Preferred Stock” has the meaning set forth in Section 1.

“Series B Quarterly Dividends” has the meaning set forth in Section 4(a).

“Series B-1 Holder” means the record holder of shares of the Series B-1 Preferred Stock, which record holder may be treated by the Company as the absolute owner of the shares of Series B-1 Preferred Stock for the purpose of making payment and for all other purposes.

“Series B-1 Preferred Stock” has the meaning set forth in Section 1.

“Series B-1 Quarterly Dividends” has the meaning set forth in Section 4(a).

“Shareholder Approval” means all Shareholder Approvals under the Nasdaq Marketplace Rules necessary to approve the issuance of the Common Stock and, as applicable, issuance of the Series B-1 Preferred Stock, which are issuable upon conversion of the Preferred Stock issued in connection with the Stock Purchase Agreement.

“Shareholder Approval Date” means the date on which the Shareholder Approval is obtained by the Company, provided the Shareholder Approval Date can never occur and be valid pursuant to the terms of this Certificate of Determination after a Shareholder Disapproval Date has occurred.

“Shareholder Disapproval” means the Company has held one shareholder meeting to obtain Shareholder Approval, and at that meeting, the Company failed to obtain Shareholder Approval; for purposes of this definition, the Company has the authority to adjourn the meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the meeting to obtain the Shareholder Approval, and when the meeting is re-adjourned and finally held, then the Company will be deemed to have held one shareholder meeting.

“Shareholder Disapproval Date” means the date, if any, on which the Shareholder Disapproval occurs.

“Spin-Off” means a transaction in which the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit of the Company.

“Stated Price Per Share” means Ten Dollars ($10.00) per share of Series B Preferred Stock and Series B-1 Preferred Stock as adjusted pursuant to the terms set forth herein.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of [______, 2008], by and among the Company, Carpenter Community BancFund, LP, Carpenter Community BancFund-A, LP and Carpenter Community BancFund-CA, LP.

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“Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Twenty Day Trailing Closing Price Per Share” means the average of the daily Closing Price per share of the Common Stock on each of the twenty consecutive Trading Days preceding the date in question.

“Violation” means any of the following circumstances resulting from any conversion of Preferred Stock or payment of Preferred Stock as a dividend: a violation of the Shareholder Approval requirements of the Nasdaq Marketplace Rules, or a violation of any rules or regulations of the United States Federal Reserve System or the Office of the Comptroller of the Currency.

Section 4. Dividends and Repurchases.

(a) Quarterly Dividend. Holders of Series B Preferred Stock shall be entitled to receive cumulative cash dividends, payable when and as declared by the Board of Directors, but only out of assets legally available therefore, at an annual rate of 10% on the Purchase Price Per Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization or the like)(the “Series B Quarterly Dividends”). Holders of Series B-1 Preferred Stock shall be entitled to receive cumulative cash dividends payable when and as declared by the Board of Directors, but only out of assets legally available therefore, at an annual rate of 10% on the Purchase Price Per Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization or the like) (the “Series B-1 Quarterly Dividends” and, together with the Series B Quarterly Dividends, the “Quarterly Dividends”). Quarterly Dividends are cumulative and shall accrue on each share of Preferred Stock (and the amount of any accrued and unpaid cash dividends for any prior Dividend Period on such share of Preferred Stock, if any) during each Dividend Period, whether or not declared and shall compound on each subsequent Dividend Payment Date (i.e. no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date). Subject to the foregoing, Quarterly Dividends shall be payable in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”), commencing as of April 15, 2009 (the “First Dividend Payment Date”). If a Dividend Payment Date falls on a day that is not a Business Day, the Quarterly Dividends shall be paid on the next Business Day as if it were paid on the Dividend Payment Date, and no interest or other amount shall accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid. If (i) the Shareholder Approval Date has occurred, and (ii) accrued Quarterly Dividends (including, if applicable dividends on such amount) on each share of Preferred Stock are not declared and paid by the Board of Directors for four or more consecutive Dividend Payment Dates, then the Holder has the right to elect that such accrued and unpaid dividends be payable in shares of Common Stock equivalent in number to the amount of shares the accrued and unpaid cash dividends could purchase on the applicable Dividend Payment Date based on the Closing Price; provided, however, that cash may be issued solely in lieu of fractional shares. Notwithstanding the foregoing, at any date on or after January 15, 2010 through June 30,2010, if (i) all accrued Quarterly Dividends (including, if applicable, dividends on such amount) on the Preferred Stock are paid in full as of such date, (ii) the Current Market Price Condition has been satisfied as of such date, and (iii) the Conversion Approvals have been received, then the Company has the option to declare and fully pay Quarterly Dividends on the Preferred Stock that would otherwise accrue on the Preferred Stock through June 30, 2010 (the “Prepaid Dividends”), and if the Company declares and pays in full the Prepaid Dividends, then Quarterly Dividends shall cease to accrue on the Preferred Stock from the payment date of the Prepaid Dividends through June 30, 2010.

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(b) Record Date. Quarterly Dividends declared by the Board of Directors shall be payable to the Series B and Series B-1 Holders of record, as applicable, as they appear on the Company’s stock register at the close of business on the first day of the month in which the relevant Dividend Payment Date occurs (the “Record Date”). The Record Date shall apply regardless of whether any particular Record Date is a Business Day.

(c) Computation. Quarterly Dividends shall be computed on a 360/360 basis.

(d) Cumulative Dividends. Subject to Section 4(g) and the last sentence of Section 4(a), dividends on the Preferred Stock shall be cumulative; in the event and to the extent that the Company fail to pay the Quarterly Dividends on the Preferred Stock (and regardless whether the Board of Directors shall have declared such dividends), the amount of the unpaid dividends shall cumulate in successive periods, until paid in full.

(e) Actions Allowed. If Quarterly Dividends on all outstanding shares of the Preferred Stock for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 4(a) dividends on such amount) have not been authorized, declared, and paid or set aside for payment or, if applicable, pre-paid for the fifth and sixth Dividend Periods as described in Section 4(a), the Company shall not declare or pay dividends with respect to, or redeem purchase or acquire any Parity Securities or Junior Securities during the next succeeding Dividend Period, other than:

(i) any declaration of a dividend in connection with any shareholders’ rights plan, including with respect to the Series A Junior Preferred Stock or any successor shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan,

(ii) redemptions, purchases or other acquisitions or Junior Securities or Parity Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan,

(iii) conversions into or exchanges for other Junior Securities or Parity Securities and cash solely in lieu of fractional shares of the Junior Securities or Parity Securities.

If accrued Quarterly Dividends (including, if applicable as provided in Section 4(a) dividends on such amount) for any Dividend Payment Date are not paid in full on the outstanding shares of the Preferred Stock and there are issued and outstanding shares of Parity Securities then all dividends declared on shares of the Preferred Stock and such Parity Securities shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the Preferred Stock (including, if applicable as provided in Section 4(a) above, dividends on such amount) and on all such Parity Securities otherwise payable (subject to their having been authorized by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

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(f) Dividend Preference. If the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders of the Preferred Stock a cash dividend in an amount per share of Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which a share of Preferred Stock would then be convertible, assuming receipt of Conversion Approvals. Dividends payable to the Holders pursuant to this Section 4(f) shall be payable on the same date that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(f) are paid at the same time in respect of the Preferred Stock.

(g) Dividend Cessation. If, by June 30, 2010, any Holder has not received from the Federal Reserve System any required approvals for conversion of the Preferred Stock to Common Stock and all other conditions for the conversion of the Preferred Stock into Common Stock have been met, then additional Quarterly Dividends shall cease to accrue on the Preferred Stock; provided, however, that the Preferred Stock would otherwise continue to be convertible under the terms of this Certificate of Determination.

Section 5. Liquidation.

(a) Liquidation Preference. In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, subject to the rights of the Senior Securities, the Holders at the time shall be entitled to receive liquidating distributions in the amount of three times the Liquidation Preference per share of Preferred Stock, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. Subject to the California General Corporation Law and other applicable law, after payment of the full amount of such liquidating distributions, Holders of the Preferred Stock shall be entitled to participate in any further distribution of the remaining assets of the Company as if each share of Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price.

(b) Insufficient Assets or Proceeds to Pay the Liquidation Preference. In the event the assets of the Company, or proceeds thereof, available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders of Preferred Stock and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) Transactions not Deemed a Liquidation. The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

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Section 6. Maturity. The Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Determination.

Section 7. Redemptions. The Preferred Stock shall not be redeemable either at the Company’s option or at the option of Holders at any time.

Section 8. Conversion.

(a) General. The Series B Preferred Stock shall either (i) partially or fully convert into Series B-1 Preferred Stock, or (ii) partially or fully convert into Common Stock as described in this Section 8. The Series B-1 Preferred Stock shall either partially or fully convert into Common Stock as described in this Section 8.

The number of shares of Series B-1 Preferred Stock into which a share of Series B Preferred Stock shall potentially be convertible (subject to any limitations set forth in this Section 8) shall be determined on a one-to-one basis.

The number of shares of Common Stock into which a share of Preferred Stock shall potentially be convertible (subject to any limitations set forth in this Section 8) shall be determined by dividing (a) the Liquidation Preference by (b) the Applicable Conversion Price, plus any cash paid in lieu of fractional shares in accordance with Section 13.

The conversion procedures are set forth in Section 9.

(b) Partial Conversion of Series B Preferred Stock Into Series B-1 Preferred Stock Upon a Shareholder Disapproval. Whether or not all Regulatory Approvals have been received, as of the first Business Day following the Shareholder Disapproval Date, a certain limited number of shares of Series B Preferred Stock shall automatically convert into shares of Series B-1 Preferred Stock at the conversion rate set forth in Section 8(a), but the number of shares of Series B Preferred Stock that shall be converted is limited to that number that may convert without violating the Conversion Cap Condition and the remaining shares of Series B Preferred Stock shall remain outstanding; provided, however, that if converting the shares of Series B Preferred Stock into shares of Series B-1 Preferred Stock does not violate the Conversion Cap Condition but would cause a Violation to occur as of such conversion date, then the maximum number of shares of Series B Preferred Stock, if any, that shall be converted is limited such that the number of shares of Series B-1 Preferred Stock that shall be issued upon the conversion will equal the maximum number that may be issued so as not to cause a Violation and the remaining shares of Series B Preferred Stock shall remain outstanding, it being understood that the first Business Day following each date when such conversion could occur without causing a Violation, additional automatic conversions of the limited number of shares of Series B Preferred Stock into shares of Series B-1 Preferred Stock will take place at any time, and from time to time, up to the maximum extent allowed so as not to cause a Violation until no further conversions of shares of Series B Preferred Stock into shares of Series B-1 Preferred Stock could occur without causing a violation of the Conversion Cap Condition.

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(c) Partial Conversion of Series B Preferred Stock Into Series B-1 Preferred Stock Upon Shareholder Approval. If all Regulatory Approvals have not been received as of the first Business Day following the Shareholder Approval Date, then, as of the first Business Day following the Shareholder Approval Date, each share of Series B Preferred Stock will automatically convert into shares of Series B-1 Preferred Stock at the conversion rate set forth in Section 8(a); provided, however, that, if converting shares of Series B Preferred Stock into shares of Series B-1 Preferred Stock as of the first Business Day following the Shareholder Approval Date and pursuant to this Section 8(c) would cause a Violation to occur, then the maximum number of shares of Series B Preferred Stock, if any, that will be converted is limited such that the number of shares of Series B-1 Preferred Stock issued upon conversion will equal the maximum number that may be issued so as not to cause a Violation and the remaining shares of Series B Preferred Stock shall remain outstanding, it being understood that the first Business Day following each date when such conversion could occur without causing a Violation, additional automatic conversions of shares of Series B Preferred Stock into shares of Series B-1 Preferred Stock will take place at any time, and from time to time to the maximum extent allowed so as not to cause a Violation.

(d) Full Conversion of Series B Preferred Stock Into Series B-1 Preferred Stock Upon Shareholder Approval. If all Regulatory Approvals have been received as of the first Business Day following the Shareholder Approval Date, then all of the shares of Series B Preferred Stock will automatically convert as of the first Business Day following the Shareholder Approval Date into shares of Series B-1 Preferred Stock at the conversion rate set forth in Section 8(a).

(e) Holder Optional Conversion. If all Regulatory Approvals have been received, then upon the conversion events described in Section 8(b), Section 8(c) and Section 8(d) and subject to the limitations set forth in those sections, each Holder has the sole discretion, at any time and from time to time, to (i) elect to convert its shares of Series B Preferred Stock into either shares of Series B-1 Preferred Stock or shares of Common Stock, or a combination thereof, at the conversion rate set forth in Section 8(a) or (ii) elect to convert its shares of Series B-1 Preferred Stock, if any, into shares of Common Stock at the conversion rate set forth in Section 8(a); provided, however, that the elections described in subclause (i) and (ii) above expire upon the full mandatory conversion of the Preferred Stock under Sections 8(f) or 8(g). Provided, further, that the maximum number of shares of Series B Preferred Stock and Series B-1 Preferred Stock that the Holder may elect to convert at any time pursuant to this Section 8(e) is limited to the maximum number of such shares that may be converted without violating the Conversion Cap Condition or Causing a Violation to occur, and any remaining shares of Preferred Stock held by such Holder shall remain outstanding.

(f) Full Mandatory Conversion. Notwithstanding any other provision of this Section 8, if the Full Mandatory Conversion Date occurs, then as of the first Business Day following the later of the (i) Full Mandatory Conversion Date or (ii) June 30, 2010 (such later date described in subparagraphs (i) and (ii) is referred to as the “First Full Mandatory Conversion Date”), each share of Series B Preferred Stock and Series B-1 Preferred Stock shall automatically convert into shares of Common Stock at the conversion rate set forth in Section 8(a); provided, however, that if the Current Market Price Condition has not been satisfied as of the First Full Mandatory Conversion Date, then each share of Series B Preferred Stock and Series B-1 Preferred Stock shall remain outstanding and a new full mandatory conversion date shall be scheduled to the date that is 6 months thereafter, and will continue to be scheduled in 6-month intervals until the Current Market Price Condition is satisfied as of a succeeding 6-month date, at which date, each share of Series B Preferred Stock and Series B-1 Preferred Stock shall automatically convert into shares of Common Stock at the conversion rate set forth in Section 8(a). Notwithstanding anything to the contrary in this Section 8, in the event of Shareholder Disapproval, there shall be no conversion of shares of Preferred Stock into shares Common Stock unless so elected by the Holder thereof pursuant to Section 8(e).

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(g) Company Optional Conversion. During any 6-month conversion period subsequent to the First Full Mandatory Conversion Date as described in Section 8(f), if the Current Market Price Condition is satisfied on any date during such period, then the Company has the option to convert each share of Series B Preferred Stock and Series B-1 Preferred Stock into shares of Common Stock at the conversion rate set forth in Section 8(a) as long as all accrued Quarterly Dividends (including, if applicable as provided in Section 4(a) above, dividends on such amount) are paid prior to conversion and the Board of Directors declares and fully pays Quarterly Dividends that would have accrued though the date of conversion. In addition, at any date on or after January 15, 2010 through June 30,2010, if (i) the Full Mandatory Conversion Date has occurred, (ii) all accrued Quarterly Dividends (including, if applicable as provided in Section 4(a) above, dividends on such amount) have been paid in full on the Preferred Stock, (iii) the Current Market Price Condition has been satisfied as of such date, and (iv) the Company declares and fully pays Quarterly Dividends that would have accrued through the date of conversion, then the Company has the option to convert each share of Series B Preferred Stock and Series B-1 Preferred Stock into shares of Common Stock at the conversion rate set forth in Section 8(a).

Section 9. Conversion Procedures.

(a) Conversion Notice. Upon occurrence of a Shareholder Disapproval Date, a Shareholder Approval Date, a Full Mandatory Conversion Date or another conversion date described in Section 8 with respect to shares of any Holder, the Company shall provide notice of partial or full conversion to such Holder. In addition to any information required by applicable law or regulation, such notice with respect to such Holder shall state, as appropriate:

(i) the conversion date applicable to such Holder;

(ii) the number of shares of Series B-1 Preferred Stock or Common Stock to be issued upon conversion of each share of Preferred Stock held of record by such Holder and subject to such mandatory conversion;

(iii) if the Holder has the election right described in Section 8(e), information about how the Holder shall give written notice to the Company about electing to convert the shares into either Series B-1 Preferred Stock or Common Stock, or a combination thereof; and

(iv) the place or places where certificates for shares of Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Series B-1 Preferred Stock or Common Stock.

(b) Optional Conversion. If a Holder has the election right described in Section 8(e), at any time and from time to time, such Holder shall give written notice to the Company that such Holder elects to convert the Preferred Stock into Series B-1 Preferred Stock or Common Stock and, after receiving any applicable information required by applicable law or regulation, the Company shall as soon as practicable thereafter issue and deliver a certificate for such shares as the Holder is entitled.

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(c) Pro Rata Conversion. If a partial conversion of the Series B Preferred Stock is required pursuant to Section 8(b) or Section 8(c), then the shares of Series B Preferred Stock held shall, to the extent practicable, be converted on a pro rata basis among the Series B Holders. In the event that a Full Mandatory Conversion Date occurs and some, but not all, of the Conversion Approvals applicable to a particular Holder are obtained, such that the Full Mandatory Conversion Date shall have occurred with respect to some, but not all, of the shares of Preferred Stock held by such Holder, such Holder shall be entitled to select the shares to be surrendered pursuant to this Section 9 such that, after such surrender, the Holder no longer holds shares of Preferred Stock as to which the Full Mandatory Conversion Date shall have occurred. In the event that such Holder fails to surrender the required number of shares pursuant to this Section 9 within 30 days after delivery of the conversion notice, the Company shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 8.

(d) Effect of Conversion on Preferred Stock. With respect to the conversion of Series B Preferred Stock into Series B-1 Preferred Stock, the share of Series B Preferred Stock shall cease to be outstanding (subject to the right of the Series B Holder to receive any accrued and unpaid dividends (including, if applicable, as provided in Section 4(a) above, dividends on such amount) on such share and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 or Section 13, as applicable) and dividends shall no longer be declared on such share of Series B Preferred Stock, but dividends shall continue to be declared on the newly issued share of Series B-1 Preferred Stock. Effective immediately prior to the close of business on a conversion date with respect any share of Preferred Stock into Common Stock, dividends shall no longer be declared on any such converted share of Preferred Stock and such share of Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any declared and unpaid dividends on such share and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 or Section 13, as applicable. Prior to the close of business on any conversion date with respect to any share of Preferred Stock, shares of Common Stock or Series B-1 Preferred Stock issuable upon conversion thereof, or other securities issuable upon conversion of such share of Preferred Stock, shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock, the Series B-1 Preferred Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Preferred Stock except as otherwise provided herein.

(e) Status of Converted Stock. Shares of Preferred Stock duly converted in accordance with this Certificate of Determination, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated and, after all shares of Preferred Stock have been converted in full into Common Stock, available for future issuance. The Company may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Preferred Stock.

(f) Treatment of Record Holder. The Person or Persons entitled to receive the Common Stock, Preferred Stock and/or cash, securities or other property issuable upon conversion of Preferred Stock shall be treated for all purposes as the record holders of such shares of Common Stock, Preferred Stock and/or securities as of the close of business on the applicable conversion date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock, Preferred Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

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(g) Surrender of Certificates. On any Preferred Stock conversion date, certificates representing shares of Common Stock or Series B-1 Preferred Stock, as applicable, shall be issued and delivered, or evidence of book-entry record ownership of the Common Stock delivered, to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Adjustments to Conversion Price for Dilutive Issuances.

(a) Except as provided in Section 10(c), the Conversion Price is subject to the following adjustments.

(i) Common Stock Dividends and Distributions. In the event the Company at any time or from time to time after the Effective Date issues, or fixes a record date for determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then in each such event the Conversion Price will be reduced, concurrently with such issuance or, in the event such record date is fixed, as of the close of business on such record date, to a price equal to such Conversion Price in effect immediately prior to such reduction multiplying by a fraction:

(A) the numerator of which equals the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(B) the denominator of which equals (1) the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus (2) the number of shares of Common Stock issuable in payment of such dividend or distribution.

In the event that such dividend or distribution described in this clause (i) is not paid in full or made in full, the Conversion Price shall be readjusted, effective as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this clause (i) to reflect the actual payment of such dividend or distribution.

(ii) Subdivisions, Combinations or Consolidations of the Common Stock. In the event the Company at any time or from time to time after the Effective Date subdivides, splits or combines the shares of Common Stock, then in each such event the Conversion Price will be adjusted, concurrently with such subdivision, split or combination, to a price equal to such Conversion Price in effect immediately prior to such subdivision, split or combination multiplied by a fraction:

(A) the numerator of which equals the number of shares of Common Stock issued and outstanding immediately prior to the effective date of such subdivision, split or combination; and

(B) the denominator of which equals the number of shares of Common Stock issued and outstanding immediately after the opening of business on the effective date of such subdivision, split or combination.

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For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Common Stock and Common Stock Equivalents. In the event the Company at any time or from time to time after the Effective Date issues any share of Common Stock or any Common Stock Equivalent for no consideration or at a Per Share Price less than the Conversion Price in effect immediately prior to such issuance (a “Dilutive Issuance”), then in each such event the Conversion Price will be reduced, concurrently with such Dilutive Issuance, to a price equal to such Conversion Price in effect immediately prior to such Dilutive Issuance multiplied by a fraction:

(A) the numerator of which is equal to (1) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus (2) the number of shares of Common Stock that the aggregate consideration received by the Company in connection with such Dilutive Issuance would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance; and

(B) the denominator of which is equal to (1) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus (2) the number of shares of Common Stock issued in connection with such Dilutive Issuance, if any, plus (3) the number of shares of Common Stock issuable upon full exercise or conversion of the Common Stock Equivalents (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issued in connection with such Dilutive Issuance, if any.

(iv) Debt or Asset Distributions. In the event the Company at any time or from time to time after the Effective Date distributes to holders of its Common Stock shares of its capital stock (other than shares of Common Stock and other than as otherwise subject to adjustment pursuant to this Section 10), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights (excluding Common Stock Equivalents), or shall fix a record date for determination of holders of Common Stock entitled to receive such a distribution, in exchange for consideration in an amount less than the fair market value of the property so distributed, then in each such event the Conversion Price in effect immediately prior to such distribution will be reduced, concurrently with such distribution, to a price equal to such Conversion Price in effect immediately prior to such distribution multiplied by a fraction:

(A) the numerator of which is equal to (1) the fair market value per share of Common Stock on such date minus (2) the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors; and

(B) the denominator of which is equal to the fair market value per share of Common Stock on such date.

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In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such distribution, to the Conversion Price that would then be in effect if such distribution had not been declared.

(v) Cash Distributions. In the event the Company at any time or from time to time after the Effective Date makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (1) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Preferred Stock pursuant to Section 4(f), (2) any cash that is distributed in a Reorganization Event or as part of a Spin-Off, (3) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (4) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each such event the Conversion Price in effect immediately prior to such distribution will be reduced, concurrently with such distribution, to a price equal to such Conversion Price in effect immediately prior to such distribution multiplied by a fraction:

(A) the numerator of which is equal to (1) the Closing Price per share of Common Stock on the Trading Day immediately preceding such distribution minus (2) the amount per share of Common Stock of the distribution; and

(B) the denominator of which is equal to the Closing Price per share of Common Stock on the Trading Day immediately preceding such distribution.

In the event that such distribution described in this clause (v) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such distribution, to the Conversion Price that would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. In the event that at any time or from time to time the Company or any of its subsidiaries successfully completes a tender or exchange offer for Common Stock, but only where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

(A) the numerator of which is equal to (1) the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer multiplied by (2) the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer (including any shares validly tendered and not withdrawn); and

(B) the denominator of which is equal to (1) the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors, plus (2) the product of that number which is equal to (i) the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer multiplied by (ii) the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

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If the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vii) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock upon any conversion date with respect to the conversion of Preferred Stock into Common Stock described in Section 8, then upon any such conversion of shares of the Preferred Stock into Common Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan; provided, however, that if the rights have separated from the shares of Common Stock before the applicable conversion date, then the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided , that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that upon any conversion of Preferred Stock to Common Stock pursuant to Section 8(e), 8(f) or 8(g), adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any preferred shares and related warrants to the U.S. Treasury or its designee pursuant to the Emergency Economic Stabilization Act or any shares of Common Stock issued upon exercise of such warrants;

(B) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(C) upon the issuance of up to 426,984 shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(D) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Effective Date;

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(E) for a change in the par value or no par value of Common Stock;

(F) for accrued and unpaid dividends on the Preferred Stock;

(G) upon the payment of any dividend on the Preferred Stock, whether in the form of cash or additional shares of Preferred Stock;

(H) upon the issuance of Common Stock upon the conversion of any of the Preferred Stock into Common Stock; or

(I) upon the issuance of securities pursuant to the Stock Purchase Agreement.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the one cent threshold set forth in Section 10(c)(i); (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one cent threshold set forth in Section 10(c) (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any consolidation or merger of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

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(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series B and Series B-1 Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which the share of Series B and Series B-1 Preferred Stock would then be convertible (and assuming for purposes of this calculation, the receipt on the date such option is exercised of all Conversion Approvals) (such securities, cash and other property, the “Exchange Property”); provided, however, that if the Reorganization Event provides that each share of Common Stock shall receive Exchange Consideration in an amount such that each share of Series B and Series B-1 Preferred Stock would convert into, or receive consideration, that in the aggregate would be less than the Purchase Price Per Share, then notwithstanding the foregoing sentence, each share of Series B and Series B-1 Preferred Stock shall be entitled to receive that amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock that will receive consideration equivalent to the Liquidation Preference.

(b) Reorganization Event Consideration. In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series B and Series B-1 Preferred Stock shall be determined in accordance with the terms of Section 8 based on the Applicable Conversion Price in effect on the date immediately prior to such Reorganization Event; provided, however, that if the Reorganization Event provides that each share of Common Stock shall receive consideration in an amount such that each share of Series B and Series B-1 Preferred Stock, would convert into, or receive consideration, that in the aggregate would be less than the Purchase Price Per Share, then notwithstanding the foregoing sentence, each share of Series B and Series B-1 Preferred Stock shall be entitled to receive that amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock that will receive consideration equivalent to the Liquidation Preference.

(c) Successive Reorganization Events. The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) Reorganization Notice. The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) Fundamental Change. Notwithstanding anything to the contrary in this Section 11 or otherwise in this Certificate of Determination, in the event of any Fundamental Change that results from or in an agreement with any Person that constitutes a Fundamental Change and pursuant to which the Common Stock will be converted into or becomes entitled to receive cash, securities or other property or rights, such agreement must provide that either (i) the Series B Holders and the Series B-1 Holders shall receive, on an as-converted basis, effective immediately prior to the event constituting consummation of such Fundamental Change so as to be entitled to participate therein, the securities, cash and other property or rights receivable in such transaction by a holder of shares of Common Stock that was not the counterparty to such transaction or an affiliate of such other party or (ii) that each share of Series B and Series B-1 Preferred Stock shall be converted into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price.

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Section 12. Voting Rights.

(a) Series B Preferred Stock. Series B Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in Section 2 and this Section 12.

(b) Series B-1 Preferred Stock. Each Series B-1 Holder will be entitled to ten votes for each share of Series B-1 Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the shareholders of the Company, and, except as otherwise required by law or as set forth herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Each Series B-1 Holder shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the Company and shall be entitled to vote with the holders of Common Stock with respect to any matter upon which holders of Common Stock have the right to vote, except as otherwise provided herein or those matters required by law to be submitted to a class vote.

(c) Protective Provisions. So long as any shares of Preferred Stock are outstanding, the vote or consent of the holders of a majority of the voting power represented by the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any amendment, alteration or repeal of any provision of the Articles of Incorporation (including this Certificate of Determination) or the Company’s bylaws that would increase or decrease the aggregate authorized shares of Series B or Series B-1 Preferred Stock or any Parity Security, increase or decrease the par value of the Series B or Series B-1 Preferred Stock or any Parity Security or alter or change the powers, preferences or special rights of the Series B or Series B-1 Preferred Stock or any Parity Security so as to affect them adversely. If an amendment, alteration or repeal described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series B or Series B-1 Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(d) Preferred Stock Conversion. Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock or Series B-1 Preferred Stock will be issued as a result of any conversion of shares of Preferred Stock.

(b) In lieu of any fractional share of Common Stock or Series B-1 Preferred Stock, as applicable, otherwise issuable in respect of any mandatory conversion pursuant to Section 8, the Company shall pay an amount in cash (computed to the nearest cent) whether upon conversion to Common Stock or Series B-1 Preferred Stock equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the conversion date.

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(c) If more than one share of Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock or Series B-1 Preferred Stock, as applicable, issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Preferred Stock so surrendered.

Section 14. Reservation of Preferred Stock and Common Stock.

(a) Preferred Stock. The Company shall at all times take all actions as are reasonably necessary to ensure that a sufficient number of shares of Series B Preferred Stock and Series B-1 Preferred Stock are authorized and reserved for issuance to satisfy for at least 5 years past the Effective Date all Quarterly Dividends that may be declared and paid in shares of Preferred Stock.

(b) Stock Issuable on Conversion of Preferred Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock and its authorized and unissued Series B-1 Preferred Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as provided in this Certificate of Determination, free from any preemptive or other similar rights, such (i) number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Stated Price Per Share and (ii) number of shares of Series B-1 Preferred Stock as shall from time to time be issuable upon the conversion of the shares of Series B Preferred Stock then outstanding, assuming the Applicable Conversion Price equaled the Stated Price Per Share. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock solely for issuance upon the conversion of shares of Series B-1 Preferred Stock as provided in this Certificate of Determination, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B-1 Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Stated Price Per Share. For purposes of this Section 14(b), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. The Company shall not issue capital stock at a price that would require the Conversion Price of the Preferred Stock to be reduced (pursuant to the provisions of Section 10 hereof) to a price that would require the Company to issue shares of Common Stock upon the conversion of the Preferred Stock in excess of the then authorized but unissued shares of Common Stock.

(c) Authorization. All shares of Common Stock or Series B-1 Preferred Stock delivered upon conversion of the Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Compliance with Law. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations with respect to each Holder thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

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Section 15. Replacement Certificates.

(a) The Company shall replace any mutilated stock certificate at the Holder’s expense upon surrender of that stock certificate to the Company. The Company shall replace stock certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the stock certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

(b) The Company shall not be required to issue any stock certificates representing the Preferred Stock one business days following the full conversion of the Prefered Stock into Common Stock as provided in Section 8(f) or 8(g). In place of the delivery of a replacement certificate following such date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock (or evidence of book-entry record ownership of such Common Stock) pursuant to the terms of the Preferred Stock formerly evidenced by the certificate.

Section 16. No Impairment. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment as provided herein.

Section 17. Form and Transfer Restrictions.

(a) Form. Certificates representing the Series B and Series B-1 Preferred Stock (each a “Preferred Certificate”), shall be issued to Holders at their request. Each Preferred Certificate shall include a reference incorporating the terms of this Certificate of Determination. In addition, the Preferred Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Transfer Restriction. The Series B Preferred Stock may only be transferred (i) to an affiliate of the initial investor or an affiliate of the Company, (ii) in a widespread public distribution, (ii) in transfers in which no transferee would receive 2% or more of the class or (iv) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from the original investor.

Section 18. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Determination) with postage prepaid, addressed: (i) if to the Company, to its office at 55 Almaden Boulevard, Suite 200, San Jose, California, Attention: Chief Financial Officer, or (ii) if to a Holder, to the address or facsimile number appearing on the Company’s shareholder records or such other address or facsimile number as such Holder may provide to the Company in accordance with this Section 18.

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(b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock or shares of Series B-1 Preferred Stock or Common Stock or other securities issued on account of Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock, Series B-1 Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

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4. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Name:	Daniel P. Myers
Its:	Chief Executive Officer

Name:	Thomas A. Sa
Its:	Chief Financial Officer

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EXHIBIT F

December 3, 2008

Carpenter Fund Manager GP, LLC
5 Park Plaza, Suite 950
Irvine, CA 92614

Ladies and Gentlemen:

We understand that Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of and as General Partner of each of the following investment-related limited partnerships: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”), and Bridge Capital Holdings (the “Company”) intend to enter into a Stock Purchase Agreement (the “Stock Purchase Agreement”) providing for the purchase by the Investors of Series B Mandatorily Convertible Preferred Stock of the Company (“Series B Preferred Stock”) (the “Investment”). The Series B Preferred Stock is convertible into Common Stock of the Company (“Common Stock”) and Series B-1 Mandatorily Convertible Preferred Stock of the Company (“Series B-1 Preferred Stock”). The Series B Preferred Stock is also convertible into Common Stock (collectively, such Common Stock and Series B-1 Preferred Stock is referred to as “Conversion Shares”).

The undersigned is a shareholder of the Company and is entering into this letter agreement to induce the Manager to enter into the Stock Purchase Agreement and consummate the proposed transactions.

The undersigned confirms its agreement with you as follows:

1. The undersigned represents, warrants and agrees that Schedule I attached hereto sets forth the shares of the Company's capital stock of which the undersigned is the record or beneficial owner and that the undersigned is on the date hereof the lawful owner of the number of shares set forth therein, free and clear of all voting agreements and commitments of any kind and free and clear of all liens and encumbrances except as set forth in Schedule I. Except as set forth in Schedule I, the undersigned does not own or hold any rights to acquire any additional shares of the Company's capital stock (by exercise of stock options, warrants or otherwise) or any interest therein or any voting rights with respect to any additional shares.

2. The undersigned agrees that, prior to the meeting of the shareholders of the Company contemplated by Section 6.1(b) of the Stock Purchase Agreement, or any adjournment or postponement thereof, the undersigned will not contract to sell, or otherwise transfer or dispose of any shares of the Company's capital stock or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) the disposition of shares of the Company’s capital stock to pay the exercise price of stock options, as the case may be, (ii) bona fide gifts; or (ii) with the prior written consent of Manager.

3. The undersigned agrees that all shares of the Company's capital stock beneficially owned by the undersigned for which it has voting rights at the record date for any meeting of shareholders of the Company called to consider and vote on the Investment and the Conversion Shares will be voted by the undersigned in favor of (A) the authorization and issuance of the shares of Conversion Shares for purposes of Rule 4350 of the NASDAQ Listed Company Manual, (B) any increase in the size of the Board of Directors as required by Section 6.2 of the Stock Purchase Agreement, and (B) any other proposals necessary to permit the Company to issue the Series B Preferred Stock and the Conversion Shares.

4. Nothing contained herein is intended to prevent the undersigned from performing his or her duties as officer or director in exercising the Company’s rights or performing the Company’s obligations under the Stock Purchase Agreement.

Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

Very truly yours,

[Name]

Confirmed: December __, 2008

Carpenter Fund Manager GP, LLC

By:

Its:

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SCHEDULE I

NAME	SHARES OWNED DIRECTLY	SHARES OWNED INDIRECTLY	SHARES WITH POWER TO VOTE	SHARES WITH SHARED POWER TO VOTE	LIENS	RIGHTS TO ACQUIRE ADDITIONAL SHARES OR VOTING RIGHTS

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EXECUTION

FORM OF

REGISTRATION RIGHTS AGREEMENT

among

BRIDGE CAPITAL HOLDINGS

and

THE HOLDERS NAMED HEREIN

Section 1.	DEFINITIONS	1
1.1.	Defined Terms	1
1.2.	General Interpretive Principles	4
Section 2.	REGISTRATION RIGHTS	4
2.1.	Shelf Registration	4
2.2.	Demand Registrations	5
2.3.	Incidental Registrations	7
2.4.	Black-out Periods	9
2.5.	Registration Procedures	10
2.6.	Underwritten Offerings	14
2.7.	No Inconsistent Agreements; Additional Rights	14
2.8.	Registration Expenses	15
2.9.	Indemnification	15
2.10.	Rules 144 and 144A	18
Section 3.	MISCELLANEOUS	18
3.1.	Term	18
3.2.	Injunctive Relief	18
3.3.	Attorneys’ Fees	19
3.4.	Notices	19
3.5.	Successors, Assigns and Transferees	20
3.6.	Governing Law; Service of Process; Consent to Jurisdiction	20
3.7.	Headings	20
3.8.	Severability	20
3.9.	Amendment; Waiver	21
3.10.	Counterparts	21

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REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 4, 2008 by and between Bridge Capital Holdings, a California corporation (the “Issuer”) and Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of and as General Partner of each of the following investment-related limited partnerships: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”).

Recitals

WHEREAS, the Issuer and the Manager on behalf of the Investors have entered into Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Investors shall, among other things, be issued shares of Series B Preferred Stock of the Company, which is convertible into shares of Series B-1 Preferred Stock. The Preferred Stock is convertible into Common Stock of the Company; and

WHEREAS, as an inducement to the Investors to enter into the Stock Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement;

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. All other capitalized terms shall have the meaning ascribed to them in the Stock Purchase Agreement.

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Issuer after consultation with counsel to the Issuer (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would have a material adverse effect on the Issuer or its business or on the Issuer’s ability to effect a material acquisition, disposition or financing.

“Agreement” has the meaning set forth in the preamble hereto.

“Board of Directors” means the Board of Directors of the Issuer.

“Certificate of Determination” means the Certificate of Determination of the Issuer for the Series B Preferred Stock and the Series B-1 Preferred Stock.

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“Common Stock” means the common stock of the Issuer and any securities of the Issuer or successor of the Issuer into which such Common Stock is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise.

“Demand Registration” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“holder” or “holders” means any holder or holders of Registrable Securities who is a party hereto or who otherwise agrees in writing to be bound by the provisions of this Agreement pursuant to Section 3.5.

“Incidental Registration” has the meaning set forth in Section 2.3(a).

“Investors” has the meaning set forth in the preamble hereto.

“Issuer” has the meaning set forth in the preamble and shall include the Issuer’s successors by merger, acquisition, reorganization or otherwise.

“Loss” has the meaning set forth in Section 2.9(a).

“Manager” has the meaning set forth in the preamble hereto.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Series B Preferred Stock and the Series B-1 Preferred Stock.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

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“Registrable Securities” means (i) all outstanding shares of Series B Preferred Stock, (ii) all outstanding shares of the Series B-1 Preferred Stock, (iii) all shares of Common Stock issued and issuable upon conversion of the Series B Preferred Stock and the Series B-1 Preferred Stock, and (iv) any shares of Common Stock or other securities that may be issued or distributed or be issuable in respect thereof by way of, share split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion or adjustment; provided however that any of the foregoing securities shall cease to be “Registrable Securities” to the extent (i) a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been disposed of pursuant to such Registration Statement, (ii) they have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or are transferable pursuant to such rule (without volume limitation or method of sale restrictions); or (iii) they shall have been otherwise transferred and (A) new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Issuer and (B) may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act. For purposes of this Agreement, a “class” of Registrable Securities shall mean all Registrable Securities with the same terms and a “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, of any other securities) shall be determined based on the number of shares of such securities, in the case of Registrable Securities which are equity securities.

“registration” means a registration of the Registrable Securities for sale to the public under a Registration Statement.

“Registration Statement” means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Series B Preferred Stock” means the Series B Preferred Stock issued pursuant to the Stock Purchase Agreement and any shares of Series B Preferred Stock issued as dividends on the Preferred Stock.

“Series B-1 Preferred Stock” means the Series B-1 Preferred Stock issuable upon conversion of the Series B Preferred Stock and any shares of Series B-1 Preferred Stock issued as dividends on the Preferred Stock. .

“Shelf Registration” means a registration effected pursuant to Section 2.1.

“Shelf Registration Statement” means a Registration Statement of the Issuer filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

“TARP Securities” includes any preferred stock and warrants sold to the United States Department of the Treasury pursuant to the TARP Capital Purchase Plan and any shares of common stock issued upon exercise or conversion thereof.

“Underwritten Offering” means a registration in which securities of the Issuer are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

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1.2. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

Section 2. REGISTRATION RIGHTS

2.1.  Shelf Registration.

(a) Filing. Subject to Section 2.1(c), on or before the 45th day following a request by one or more holders of Registrable Securities, file with the SEC a Shelf Registration Statement relating to the offer and sale of the requested Registrable Securities by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act.

(b) Continued Effectiveness. Subject to Section 2.1(c), the Issuer shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by the holders until the earlier of (i) the termination of this Agreement or (ii) the date when all of the Registerable Securities thereunder have been sold or are no longer Registerable Securities. The Issuer shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective if the Issuer voluntarily takes any action or omits to take any action that would result in the inability of any holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities during the term of this Agreement, unless such action or omission is required by applicable law.

(c) Suspension of Registration. If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement; provided, however, that the Issuer shall not be permitted to do so (A) more than one time during any six month period, (B) for a period exceeding 45 days on any one occasion or (C) for a period exceeding 90 days in any 12 month period. In the event the Issuer exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Shelf Registration in connection with any sale or offer to sell Registrable Securities. The Issuer shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.1(c). The Issuer represents that it has no knowledge of any circumstance that would reasonably be expected to cause the Issuer to exercise its rights under this Section 2.1(c).

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(d) Underwritten Offering. If the holders of not less than a majority of any class of Registrable Securities included in any offering pursuant to the Shelf Registration Statement so elect, such offering shall be in the form of an Underwritten Offering and the Issuer, if necessary, shall amend or supplement the Shelf Registration Statement for such purpose. The holders of a majority of the class of Registrable Securities included in such Underwritten Offering shall, after consulting with the Issuer, have the right to select the managing underwriter or underwriters for the offering.

(e) Effect on Demand and Incidental Registration Obligation. The provisions of Section 2.2 shall not apply to a class of Registrable Securities at any time the Issuer has filed and is maintaining the effectiveness of a Shelf Registration Statement for such class and is complying with its obligations under this Section 2.1 with respect to all Registrable Securities, but the provisions of Section 2.3 shall apply whether or not the Issuer has filed and is maintaining the effectiveness of a Shelf Registration Statement.

2.2. Demand Registrations.

(a) Demand by Holders

(1) At any time the holders of not less than 25 percent of any class of the Registrable Securities may make a written request to the Issuer for registration of all or part of the Registrable Securities held by such holders. Any such requested registration shall hereinafter be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof.

(2) Within ten days following receipt of any request for a Demand Registration, the Issuer shall deliver written notice of such request to all other holders of Registrable Securities of the class or classes to be registered. Thereafter, the Issuer shall include in such Demand Registration any additional Registrable Securities of each such class which the holder or holders thereof have requested in writing be included in such Demand Registration, provided that all requests therefor have been received by the Issuer within ten days of the Issuer’s having sent the applicable notice to such holder or holders. All such requests shall specify the aggregate amount and class of Registrable Securities to be registered and the intended method of distribution of the same. The Issuer may not include in such registration additional securities of the class or classes of the Registrable Securities to be registered hereunder, including securities to be sold for the Issuer’s own account or for the account of Persons who are not holders of Registrable Securities.

(3) As promptly as practicable (and, in any event, within 45 days) following receipt of a request for a Demand Registration, the Issuer shall file a Registration Statement relating to such Demand Registration and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act.

(b) Limitation on Demand Registrations. In no event shall the Issuer be required to effect more than two Demand Registrations, nor shall the Issuer be required to effect more than one Demand Registration in any six month period.

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(c) Demand Withdrawal. A holder may withdraw its Registrable Securities from a Demand Registration at any time. If all such holders do so, the Issuer shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Demand Registration for purposes of Section 2.2(b) unless the withdrawal is based on (i) the reasonable determination of the holders who requested such registration that there has been, since the date of such request, a material adverse change in the business or prospects of the Issuer or in general market conditions or (ii) the acts or omissions of the Issuer.

(d) Effective Registration. The Issuer shall be deemed to have effected a Demand Registration if the applicable Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer. No Demand Registration shall be deemed to have been effected if an Underwritten Offering is contemplated by such Demand Registration and the conditions to closing specified in the applicable underwriting agreement are not satisfied by reason of a wrongful act, misrepresentation or breach of such underwriting agreement or this Agreement by the Issuer.

(e) Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration would result in an effective registration statement within 90 days of a underwritten offering by the Company of its equity securities for its own accounts or at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the such Registration Statement; provided however that such right to delay registration shall be exercised by the Issuer (A) only if the Issuer h generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times during any 12-month period and not more than 90 days in the aggregate in any 12-month period. In the event the Issuer exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Demand Registration in connection with any sale or offer to sell Registrable Securities. The Issuer shall immediately notify the holders of the expiration of any period during which it exercised its rights under this Section 2.2(e). The Issuer represents that it has no knowledge of any circumstance that would reasonably be expected to cause the Issuer to exercise its rights under this Section 2.2(e).

(f) Underwritten Offering. If the holders of not less than a majority of the Registrable Securities of any class which are included in any offering pursuant to a Demand Registration so elect, such offering shall be in the form of an Underwritten Offering. The holders of a majority of the class of Registrable Securities included in such Underwritten Offering shall, after consulting with the Issuer, have the right to select the managing underwriter or underwriters for the offering subject to the right of the Issuer to select one co-managing underwriter reasonably acceptable to such holders.

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(g) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of a class of Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the holders of a majority of a class of Registrable Securities included in such Registration Statement), inform the holders of such Registrable Securities in writing that, in its or their opinion, the number of securities of such class requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered, the number of Registrable Securities of such class that can be included without having such an adverse effect shall be allocated pro rata among the holders which have requested participation in the Demand Registration (based, for each such holder, on the percentage derived by dividing (i) the number of Registrable Securities of such class which such holder has requested to include in such Demand Registration by (ii) the aggregate number of Registrable Securities of such class which all such holders have requested to include). To the extent that any Registrable Securities requested to be registered are so excluded, the holders shall have the right to one additional Demand Registration under this Section 2.2.

(h) Registration Statement Form. Registrations under this Section 2.2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Issuer and as shall be reasonably acceptable to the holders of a majority of each class of Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders’ requests for such registration.

2.3. Incidental Registrations.

(a) Participation

(1) If the Issuer at any time proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any holders of its securities (other than (A) a registration under Section 2.1 or 2.2 hereof, (B) a registration on Form S-4 or S-8 or any successor form to such forms, or (C) a registration of securities solely relating to an offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement, then, as soon as practicable (but in no event less than 20 days prior to the proposed date of filing such Registration Statement), the Issuer shall give written notice of such proposed filing to all holders of Registrable Securities, and such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing (an “Incidental Registration”). Subject to Section 2.3(b), the Issuer shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 20 days after the receipt by such holder of any such notice. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer may, at its election, give written notice of such determination to each holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

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(2) If the offering pursuant to an Incidental Registration is to be an Underwritten Offering, then each holder making a request for its Registrable Securities to be included therein must, and the Issuer shall make such arrangements with the underwriters so that each such holder may participate in such Underwritten Offering on the same terms as the Issuer and other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each holder making a request for an Incidental Registration pursuant to this Section 2.3(a) must participate in such offering on such basis.

(3) Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder’s Registrable Securities from an Incidental Registration at any time; provided however that, except in the case of a withdrawal pursuant to Section 2.6(b), the Issuer shall be entitled to reimbursement from the holder of such withdrawn Registrable Securities for any SEC registration fees incurred by the Issuer in connection with the registration of the Registrable Securities being withdrawn.

(b) Priority of Incidental Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of securities included in an Incidental Registration (or in the case of an Incidental Registration not being underwritten, the Issuer) informs the holders of Registrable Securities of any class sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered or the Issuer’s common stock, then the securities of each class to be included in such registration shall be allocated as follows:

(1) first, 100% of the securities that the Issuer or (subject to Section 2.7) any Person (other than a holder of Registrable Securities) exercising a contractual right to demand registration has proposed to sell shall be included therein, if any;

(2) second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities of such class, if any, that, in the opinion of such underwriter or underwriters (or in the case of an Incidental Registration not being underwritten, the Issuer), can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among the holders which have requested participation in the Incidental Registration (based, for each such holder, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such holder has requested to include in such Incidental Registration by (y) the aggregate number of Registrable Securities of such class which all such holders have requested to include); and

(3) third, and only if all of the Registrable Securities referenced in clauses (1) and (2) have been included, any other securities eligible for inclusion in such registration shall be included therein.

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2.4. Black-out Periods

(a) Black-out Periods for Holders. In the event of a registration by the Issuer, the holders of Registrable Securities agree, if (i) requested by the Issuer (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters) and (ii) such holders are offered an opportunity to participate in such registration pursuant to Section 2.3(a) without any exclusion of holder securities pursuant to Section 2.3(b), not to effect any public sale or distribution (excluding any sale pursuant to Rule 144 or Rule 144A under the Securities Act) of any securities (except, in each case, as part of the applicable registration, if permitted) which securities are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by the Issuer or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration, to the extent such holders are timely notified in writing by the Issuer or the managing underwriter or underwriters.

(b) Black-out Period for the Issuer and Others.

(1) In the case of a registration of a class of Registrable Securities pursuant to Section 2.1 or 2.2 (involving the offering and sale of equity securities or securities convertible into or exchangeable for equity securities), the Issuer agrees, if requested by the holders of a majority of such class of Registrable Securities to be sold pursuant to the such registration (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such Underwritten Offering), not to effect (or register for sale) any public sale or distribution of any securities which are the same as or similar to those being registered, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such holders or such underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration (or, in the case of an Underwritten Offering under the Shelf Registration, the date of the closing under the underwriting agreement in connection therewith), to the extent the Issuer is timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Issuer may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms, or (B) as part of any registration of securities for offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement.

(2) The Issuer agrees to use all reasonable efforts to obtain from each holder of restricted securities of the Issuer which are the same as or similar to those being registered by the Issuer, or which are convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities (other than securities purchased in a public offering) during any period referred to in this Section 2.4(b), except as part of any such registration if permitted. Without limiting the foregoing (but subject to Section 2.7), if after the date hereof the Issuer grants any Person (other than a holder of Registrable Securities or TARP Securities) any rights to demand or participate in a registration, the Issuer agrees that the agreement with respect thereto shall include such Person’s agreement as contemplated by the previous sentence.

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2.5. Registration Procedures.

(a) In connection with the Issuer’s registration obligations in this Agreement, the Issuer will, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer will:

(1) before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the underwriter or underwriters, if any, and to one representative of the holders of each class of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel and, except in the case of a registration under Section 2.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of the class of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

(2) prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or Prospectus as may be (A) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder); (B) necessary to keep such registration effective for the period of time required by this Agreement or (C) reasonably requested by the holders of a majority of any class of the participating Registrable Securities;

(3) notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Issuer (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

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(4) promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(5) make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(6) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities of the class being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(7) furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the applicable Registration Statement;

(8) deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as such holder or managing underwriter may reasonably request (it being understood that the Issuer consents to the use of the Prospectus by each of the selling holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus) and such other documents as such selling holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

(9) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States, as any such selling holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

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(10) cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(11) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(12) obtain for delivery to the holders of each class of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Issuer dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to a majority of the holders of each such class and underwriter or underwriters, if any, and their respective counsel;

(13) in the case of an Underwritten Offering, obtain for delivery to the Issuer and the underwriter or underwriters, if any, with copies to the holders of Registrable Securities included in such registration, a cold comfort letter from the Issuer’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(14) cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(15) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(16) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(17) cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Issuer’s securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Issuer’s securities of such class are then quoted;

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(18) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the holders of a majority of the Registrable Securities of each class covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of the Issuer’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (18) into customary confidentiality agreements in a form reasonably acceptable to the Issuer);

(19) in the case of an Underwritten Offering, cause the senior executive officers of the Issuer to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

(20) promptly after the issuance of an earnings release or upon the request of any holder, prepare a current report on Form 8-K with respect to such earnings release or a matter of disclosure as requested by such holder and file such Form 8-K with the SEC.

(b) The Issuer may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding the distribution of such Securities and such other information relating to such holder and its ownership of the applicable Registrable Securities as the Issuer may from time to time reasonably request. Each holder of Registrable Securities agrees to furnish such information to the Issuer and to cooperate with the Issuer as necessary to enable the Issuer to comply with the provisions of this Agreement. The Issuer shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

(c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.5(a)(4), such holder will discontinue disposition of its Registrable Securities pursuant to such Registration Statement until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(4), or until such holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus and, if so directed by the Issuer, such holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities which are current at the time of the receipt of such notice. In the event that the Issuer shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(4) or is advised in writing by the Issuer that the use of the Prospectus may be resumed.

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2.6. Underwritten Offerings.

(a) Underwriting Agreements. If requested by the underwriters for any Underwritten Offering requested by holders pursuant to Section 2.1 or 2.2, the Issuer and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Issuer, the holders of a majority of each class of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.9. The holders of any Registrable Securities to be included in any Underwritten Offering pursuant to Section 2.3 shall enter into such an underwriting agreement at the request of the Issuer. All of the representations and warranties by, and the other agreements on the part of, the Issuer to and for the benefit of such underwriters included in each such underwriting agreement shall also be made to and for the benefit of such holders and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such holder, such holders Registrable Securities, such holder’s intended method of distribution and any other representations required by law.

(b) Price and Underwriting Discounts. In the case of an Underwritten Offering requested by holders pursuant to Section 2.1 or 2.2, the price, underwriting discount and other financial terms for each class of Registrable Securities of the related underwriting agreement shall be determined by the holders of a majority of such class of Registrable Securities. In the case of any Underwritten Offering pursuant to Section 2.3, such price, discount and other terms shall be determined by the Issuer, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.3(a)(3) after being advised of such price, discount and other terms.

(c) Participation in Underwritten Offerings. No holder may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

2.7. No Inconsistent Agreements; Additional Rights. Other than any agreement concerning TARP Securities, the Issuer will not enter into, and is not currently a party to, any agreement which is, or could be, inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

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2.8. Registration Expenses.

(a) The Issuer shall pay all of the expenses set forth in this paragraph (a) in connection with a registration under this Agreement of Registrable Securities. Such expenses are (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the FINRA, (ii) all fees and expenses of compliance with state securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer, (v) Securities Act liability insurance or similar insurance if the Issuer so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system, (vii) expenses of counsel to the underwriters and (viii) all applicable rating agency fees with respect to any applicable Registrable Securities. In addition, in all cases the Issuer shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Issuer. In addition, the Issuer shall pay all reasonable fees and disbursements of one law firm or other counsel selected by the holders of a majority of the Registrable Securities being registered and all fees and expenses of accountants to the holders of Registrable Securities being sold but, in any case, not to exceed, in the aggregate, $40,000 per registration statement.

(b) The Issuer shall also be required to pay any other costs or expenses in the course of the transactions contemplated hereby; provided however, underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities shall be paid by holders participating in the offering.

2.9. Indemnification.

(a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities and their respective officers, directors, advisors and agents and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a “Loss” and collectively “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Issuer shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by such holder expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Issuer may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any indemnified party and shall survive the transfer of such securities by such holder. The Issuer will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons.

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(b) Indemnification by the Holders. Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Issuer, its directors and officers and each Person who controls the Issuer (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling holder to the Issuer specifically for inclusion in such Registration Statement. This indemnity shall be in addition to any liability such holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuer or any indemnified party. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation. The Issuer shall be entitled to receive indemnities from, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. Each holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Issuer.

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(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or (D) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (together with one firm of local counsel) at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties or (z) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

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(d) Contribution. If for any reason the indemnification provided for in the paragraphs (a) and (b) of this Section 2.9 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.9, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party (other than the Issuer) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.9(a) and 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.10. Rules 144 and 144A. The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Issuer is not required to file such reports, it will, upon the request of any holder of Registrable Securities after the transfer date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act, and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Issuer will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 3. MISCELLANEOUS

3.1. Term. This Agreement shall terminate upon termination of the Stock Purchase Agreement and if the transactions contemplated by the Stock Purchase Agreement are completed on the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (B) the holders are permitted to sell their Registrable Securities under Rule 144 under the Securities Act (or any similar provision then in force permitting the sale of restricted securities) without limitation on the amount of securities sold or the manner of sale. The provisions of Section 2.9 and Section 2.10 shall survive any termination after completion of the transactions contemplated by the Stock Purchase Agreement.

3.2. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

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3.3. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

3.4. Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)	if to the Issuer to:

BRIDGE CAPITAL HOLDINGS.
55 Almaden Boulevard
San Jose, California 95113
	Attention:	Tom Sa
	Fax:	(408) 423-8520

with copies to:

Bingham McCutchen LP
Three Embarcadero Center
San Francisco, California 94111
Attention: James M. Rockett
Facsimile No.: (415) 393-2286

(b)	if to the Manager to:
CARPENTER FUND MANAGER GP, LLC
5 Park Plaza
Suite 950
Irvine, CA 92614

	Attention:	Robert E. Sjogren
	Fax:	(949) 261-0880

with copies to:
CARPENTER FUND MANAGER GP, LLC
5 Park Plaza
Suite 950
Irvine, CA 92614

	Attention:	John D. Flemming
	Fax:	(949) 261-0880

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Each holder, by written notice given to the Issuer in accordance with this Section 3.4 may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

3.5. Successors, Assigns and Transferees.

(a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided, however, that no such assignment shall be binding upon or obligate the Issuer to any such assignee unless and until the Issuer shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

3.6. Governing Law; Service of Process; Consent to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE.

(b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Northern District of California and in any California State court located in the City of San Jose or San Francisco and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of California for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.7. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.8. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

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3.9. Amendment; Waiver.

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Issuer, the holders of a majority of Registrable Securities of each class then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.9(a), whether or not such Registrable Securities shall have been marked accordingly.

(b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.10. Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

BRIDGE CAPITAL HOLDINGS

By:
Daniel P. Meyers, President and CEO

CARPENTER FUND MANAGER GP, LLC

By:
John D. Flemming, Managing Member

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Exhibit D

[Bridge Capital Holdings Letterhead]

December 3, 2008

Carpenter Fund Manager GP, LLC
5 Park Plaza, Suite 950
Irvine, CA 92614

Re: Management Rights

Gentlemen:

This letter will confirm our agreement that pursuant to and effective as your purchase of 300,000 shares of Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock of Bridge Capital Holdings (the “Company”), Carpenter Fund Manager GP, LLC (“Carpenter”), acting on behalf of each of the Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P., and the Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”), shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights and other rights specifically provided to all investors in the current financing ff Carpenter is not represented on the Company’s Board of Directors in its capacity as general partner of the Investors:

1. Carpenter shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Investors regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

2. Carpenter may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to trade secrets need not be provided.

3. If Carpenter is not represented on the Company’s Board of Directors in its capacity as general partner of the Investors, the Company shall make available to a representative of Carpenter copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect trade secrets, or to comply with applicable law or regulation regarding the confidentiality of the contents of reports of examination prepared by the Federal Reserve Board or the Office of the Comptroller of the Currency, or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, such representative may address the Board of Directors with respect to Carpenter’s concerns regarding significant business issues facing the Company.

Carpenter agrees, and any representative of Carpenter will agree, to hold in confidence and trust and not disclose any confidential information provided to or learned by it in connection with its rights under this letter.

The rights described herein shall terminate and be of no further force or effect when the Investors no longer hold securities representing more than 5% of the outstanding common stock of the Company or any successor organization (counting as shares owned by the Investors all shares into which the convertible preferred shares are convertible and assuming to the extent Investors shall purchase any additional shares of common stock, any later such additional purchases shall be deemed to be shares for purposes of determining the outstanding percentage). The confidentiality provisions hereof will survive any such termination.

Very truly yours,

Bridge Capital Holdings

By:

Title:

AGREED AND ACCEPTED:

CARPENTER COMMUNITY BANCFUND, L.P.,
CARPENTER COMMUNITY BANCFUND-A, L.P.,
CARPENTER COMMUNITY BANCFUND-CA, L.P.

By:	CARPENTER FUND MANAGER GP, LLC
Their:	General Partner

By: John D. Flemming
Its: Managing Member